UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to §240.14a-12

NELNET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2006

Dear Shareholder:

On behalf of the Board of Directors, we are pleased to invite you to Nelnet, Inc.’s Annual Shareholders’ Meeting on Thursday, May 25, 2006 at the Embassy Suites hotel, 1040 P Street, Lincoln, Nebraska at 8:30 a.m., Central Time. The notice of the meeting and proxy statement on the following pages contain information about the meeting.

Your participation in the Annual Meeting is important. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials. At the meeting, members of the Company’s management team will discuss the Company’s results of operations and business plans and will be available to answer your questions. Regardless of whether you plan to attend, we urge you to vote your proxy at your earliest convenience.

Thank you for your support of Nelnet, Inc.

Sincerely,

/s/ Michael S. Dunlap

Michael S. Dunlap
Chairman of the Board of Directors and Co-Chief Executive Officer

Nelnet, Inc.
121 South 13th Street, Suite 201, Lincoln, Nebraska 68508

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2006

April 24, 2006

TIME AND DATE	8:30 a.m., Central Time, on Thursday, May 25, 2006

PLACE	Embassy Suites Hotel 1040 P Street Lincoln, Nebraska 68508

ITEMS OF BUSINESS	At the Annual Meeting, shareholders will be asked to vote on the following items:

(1) Elect the Board of Directors for a term of one year;
(2) Ratify the appointment of KPMG LLP as independent auditors for 2006;
(3) Approve the Company’s Employee Stock Purchase Loan Plan;
(4) Approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Class B common stock to allow for future stock splits; and,
(5) Other business if properly introduced.
RECORD DATE	You can vote if you were a shareholder as of the close of business on March 27, 2006.

OTHER INFORMATION	Our 2005 Annual Report and annual report on Form 10-K, which are not part of the proxy soliciting materials, are enclosed.

PROXY VOTING
The Board of Directors solicits your proxy and asks you to vote your proxy at your earliest convenience to be sure your vote is received and counted. The Board of Directors encourages you to attend the meeting in person. Whether or not you plan to attend the meeting, we ask you to sign, date, and mail the enclosed proxy as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting. A self-addressed, postage-paid return envelope is enclosed for your convenience. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person. We recommend you vote by proxy even if you plan to attend the meeting.

By Order of the Board of Directors,

/s/ Edward P. Martinez

Edward P. Martinez
Corporate Secretary

Nelnet, Inc.
2006 PROXY STATEMENT
TABLE OF CONTENTS

PROXY STATEMENT
General Information	1

VOTING	1

CORPORATE PERFORMANCE	3

PROPOSAL 1-ELECTION OF DIRECTORS
Nominees	4

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics for Directors, Officers, and Employees	6
Board Composition and Director Independence	6
Governance Guidelines of the Board	6
Board Committees	6
Meetings of the Board	8
Compensation of Directors	8

EXECUTIVE OFFICERS	8

EXECUTIVE COMPENSATION
Summary Compensation Table	10
Stock Option, SAR, Long-Term Incentive, and Defined Benefit Plans	11
Compensation Committee Interlocks and Insider Participation	11

REPORT OF THE BOARD COMPENSATION COMMITTEE	11

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS
Stock Ownership	14
Section 16(a) Beneficial Ownership Reporting Compliance	17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17

REPORT OF THE BOARD AUDIT COMMITTEE	20

PROPOSAL 2-APPOINTMENT OF INDEPENDENT AUDITOR
Independent Accountant Fees and Services	22

PROPOSAL 3-APPROVAL OF EMPLOYEE STOCK PURCHASE LOAN PLAN	22

PROPOSAL 4-AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK FROM 15,000,000 SHARES TO 60,000,000 SHARES TO ALLOW FOR FUTURE STOCK SPLITS	25

OTHER SHAREHOLDER MATTERS
Householding	28
Other Business	28
Shareholder Proposals for 2007 Annual Meeting	28

MISCELLANEOUS	29

APPENDIX A-NELNET, INC. EMPLOYEE STOCK PURCHASE LOAN PLAN	A-1

APPENDIX B-FORM OF ARTICLES OF AMENDMENT TO SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF NELNET, INC.	B-1

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nelnet, Inc. (the “Company”) for the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 25, 2006, at 8:30 a.m., Central Time, at the Embassy Suites hotel, 1040 P Street, Lincoln, Nebraska 68508. The Annual Meeting will be held for the purposes set forth in the notice of such Annual Meeting on the cover page hereof. The Company’s 2005 Annual Report and annual report on Form 10-K (neither of which are part of the proxy soliciting materials), this Proxy Statement, and the form of Proxy are being mailed by the Company on or about April 24, 2006. Giving the Board of Directors your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify.

You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your ownership is recorded directly, you will receive a proxy card. Voting instructions are included on the proxy card. If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker, or other nominee, referred to as being held in “street name”), your broker will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker must follow your voting instructions. Although most brokers and nominees offer mail, telephone, and Internet voting, availability and specific procedures will depend on their voting arrangements.

Your vote is important. For this reason, the Board of Directors is requesting that you permit your common stock to be represented at the Annual Meeting by the individuals named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

VOTING

Who Can Vote

You may vote if you owned Nelnet, Inc. Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share, as of the close of business on March 27, 2006 (the “record date”). At the close of business on March 27, 2006, 40,412,941 and 13,942,954 shares of the Company’s Class A and Class B common stock, respectively, were outstanding and eligible to vote. The Class A common stock is listed on the New York Stock Exchange, under the symbol “NNI.” The Class B common stock is not listed on any exchange or market. At the Annual Meeting, each Class A and Class B shareholder will be entitled to one and 10 vote(s), respectively, in person or by proxy, for each share of common stock owned of record at the close of business on March 27, 2006. The stock transfer books of the Company will not be closed. The Secretary of the Company will make a complete record of the shareholders entitled to vote at the Annual Meeting available for inspection by any shareholder from May 15, 2006 through the date of the Annual Meeting at its headquarters in Lincoln, Nebraska at any time during usual business hours. Such records will also be available for inspection at the Annual Meeting.

As a matter of policy, the Company keeps private all proxies, ballots, and voting tabulations that identify individual shareholders. Such documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. No vote of any shareholder is disclosed, except as may be necessary to meet legal requirements.

How You Vote

You have two voting options:

•	By mail by completing, signing, dating, and returning the enclosed proxy card; or

•	By attending the Annual Meeting and voting your shares in person.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. If you choose to attend the meeting, please bring proof of identification for entrance to the Annual Meeting.

If your Nelnet, Inc. shares are held in street name, your broker will issue you a voting instruction form. If you want to vote Nelnet, Inc. shares that you hold in street name at the Annual Meeting, you must request a legal proxy from your bank, broker, or other nominee that is the record holder of your shares and present that proxy and proof of identification for entrance to the meeting.

What Items Require Your Vote

There are four proposals that will be presented for your consideration at the meeting:

•	Electing nine directors for a term of one year;

•	Ratifying the appointment of KPMG LLP as the Company’s independent auditors for 2006;

•	Approving the Company’s Employee Stock Purchase Loan Plan; and

•	Approving an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Class B common stock to allow for future stock splits.

Each of the proposals has been submitted on behalf of the Company’s Board of Directors.

How You Can Change Your Vote

A shareholder whose ownership is recorded directly has the power to change or revoke a proxy prior to the final vote at the Annual Meeting by either giving written notice of revocation to the Corporate Secretary, submitting a new signed proxy card with a later date, or attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy.

A shareholder whose shares are owned beneficially through a bank, broker, or other nominee must contact that entity to change or revoke a previously given proxy.

Quorum Needed To Hold the Meeting

In order to conduct the Annual Meeting, a majority of the Company’s shares entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the Annual Meeting, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange rules allow banks, brokers, and other nominees to vote shares held by them for a customer on matters that the New York Stock Exchange determines to be routine, even though the bank, broker, or nominee has not received instructions from the customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from the customer and the bank, broker, or nominee cannot vote the shares because the matter is not considered routine under New York Stock Exchange rules.

Under New York Stock Exchange rules, the proposed amendment to the articles of incorporation to increase the authorized number of shares of Class B common stock and the proposed Employee Stock Purchase Loan Plan will not be considered to be “routine” matters, and banks, brokers, and other nominees who are members of the New York Stock Exchange will not be permitted to vote shares held by them for a customer on those proposals without instructions from the beneficial owner of the shares.

Counting Your Vote

If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. If you hold your shares in your name and do not return valid proxy instructions or do not vote in person at the Annual Meeting, your shares will not be voted. If you hold your shares in the name of a bank, broker, or other nominee, and you do not give that nominee instruction on how you want your shares to be voted, the nominee has the authority to vote your shares on the election of directors and ratification of the appointment of KPMG LLP as independent auditors. However, as previously discussed, the nominee will not be permitted to vote your shares on the proposed amendment to the articles of incorporation or on the Employee Stock Purchase Loan Plan.

Giving the Board your proxy also means that you authorize their representatives to vote on any other matter presented at the Annual Meeting in such manner as they determine best. The Company does not know of any other matters to be presented at the Annual Meeting as of the date of this Proxy Statement.

What Vote is Needed

Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. At our Annual Meeting, the maximum number of directors to be elected is nine. Shares not voted, whether marked “WITHHOLD AUTHORITY” on your proxy card or otherwise, will have no impact on the election of directors. Unless a properly executed proxy card is marked “WITHHOLD AUTHORITY” as to any or all nominees, the proxy given will be voted “FOR” each of the nominees for director.

With respect to the election of directors, shareholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the laws of the State of Nebraska. That is, shareholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many nominees as they may desire. If a shareholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees.

A majority of votes cast at the meeting is required to approve Proposal 2 (ratifying the appointment of KPMG LLP). Abstentions and broker “non-votes” will not be counted as votes cast for the proposal, however, they will be counted for purposes of determining whether there is a quorum (as discussed previously). Accordingly, an abstention or “non-vote” will have the effect of a negative vote.

With respect to Proposal 3 (approval of the Employee Stock Purchase Loan Plan), New York Stock Exchange rules provide that approval of the Plan requires the affirmative vote of a majority of the votes cast on the Plan, and that the total votes cast represent over 50% in interest of all shares entitled to vote on the Plan. Holders of shares of Class A common stock and holders of shares of Class B common stock will vote together on the Plan as a single class. Abstentions and broker non-votes are not affirmative votes and thus will have the same effect as a vote against approval of the Plan.

With respect to Proposal 4 (the amendment to the Company’s articles of incorporation to increase the number of authorized shares of Class B common stock to allow for future stock splits), provisions of the Nebraska Business Corporation Act and the Company’s articles of incorporation require that the amendment to the articles of incorporation to increase the number of authorized shares of Class B common stock be approved by the affirmative votes of the holders of a majority in voting power of the shares of Class A common stock and of the shares of Class B common stock entitled to vote thereon, with the holders of the shares of Class A common stock and the holders of the shares of Class B common stock voting as separate voting groups. Abstentions and broker non-votes are not affirmative votes and thus will have the same effect as a vote against the proposal.

Our Voting Recommendations

Our Board of Directors recommends that you vote:

•	“FOR” each of our nominees to the Board of Directors;

•	“FOR” ratification of the appointment of KPMG LLP as our independent auditors;

•	“FOR” approval of the Company’s Employee Stock Purchase Loan Plan; and

•	“FOR” approval of an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Class B common stock to allow for future stock splits.

A proxy, when executed and not revoked, will be voted in accordance with the authorization contained therein. Unless a shareholder specifies otherwise, all shares represented will be voted in accordance with our Board of Directors’ recommendations.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2006.

Cost of This Proxy Solicitation

The Company will pay the cost of soliciting proxies, including the preparation, assembly, and mailing of material. Directors, officers, and regular employees of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will also reimburse brokerage firms and others for all reasonable expenses for forwarding proxy materials to beneficial owners of the Company’s stock.

CORPORATE PERFORMANCE

The Company’s 2005 Annual Report to shareholders and annual report on Form 10-K are included in the mailing with this Proxy Statement. We encourage you to read these items carefully.

The following graph compares the change in the cumulative total shareholder return on the Company’s Class A common stock to that of the cumulative return of the Dow Jones U.S. Total Market Index and the Dow Jones U.S. Financial Services Index. The graph assumes that the value of an investment in the Company’s Class A common stock and each index was $100 on December 11, 2003 (the date of the Company’s initial public offering of its Class A common stock), and that all dividends, if applicable, were reinvested. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

Company/Index	12/11/2003	12/31/2003	12/31/2004	12/31/2005
Nelnet, Inc.	$100.00	$102.75	$123.53	$186.61
Dow Jones U.S. Total Market Index	$100.00	$103.71	$116.17	$123.52
Dow Jones U.S. Financial Services Index	$100.00	$103.63	$118.41	$128.33

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

Shareholders are asked to elect nine directors to serve on the Board for a one-year term or until their successors are elected or appointed.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has nominated each of the current directors for reelection.

The Board of Directors recommends that shareholders vote FOR the election of each nominee (named below) to the Board of Directors. Proxies will be so voted unless shareholders specifically withhold authority to vote for a nominee on their proxy card.

In the event that any nominee becomes unavailable for election for any reason, the shares represented by proxy will be voted for any substitute nominees designated by the Board, unless the proxy withholds authority to vote for all nominees. The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected and each nominee has expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

Following are the names of the nine nominees to serve as director, together with: their ages, the year during which they were first elected a director of the Company, their principal occupation(s) during the past five years, and any other directorships they hold with publicly-held companies (if applicable).

Name, Age, and Service as a Director	Principal Occupation(s) and Other Directorships
Michael S. Dunlap, 42 Director since January 1996
Chairman and Co-Chief Executive Officer, Nelnet, Inc.
• Chairman and Co-Chief Executive Officer, Nelnet, Inc., August 2003 – present; President and sole Chief Executive Officer, December 2001 – August 2003; Chairman of the Company’s
  predecessor in interest, January 1996 – December 2001
• President and Director, Farmers & Merchants Investment Inc. (“F&M”), the parent of
  Union Bank and Trust Company (“Union Bank”), January 1995 – present (F&M is an affiliate of the Company)
• Non-Executive Chairman, Union Bank, August 2003 – present; Chief Executive Officer,
  January 2001 – August 2003; Executive Vice President, January 1993 – January 2001
  (Union Bank is an affiliate of the Company)

Stephen F. Butterfield, 53 Director since January 1996
Vice-Chairman and Co-Chief Executive Officer, Nelnet, Inc.
• Co-Chief Executive Officer, Nelnet, Inc., August 2003 – present; Vice-Chairman,
  March 2000 – present; Vice-Chairman of the Company’s predecessor in interest,
  January 1996 – March 2000
• President, Student Loan Acquisition Authority of Arizona, January 1989 – February 2000

James P. Abel, 55 Director since August 2003
Chief Executive Officer, NEBCO, Inc.
• Chief Executive Officer, NEBCO, Inc., a company with interests in the manufacture of building materials, construction, insurance, mining, railroading, farming, and real estate,
  2004 – present; President and Chief Executive Officer, 1983 – 2004
• Director, UNIFI Mutual Holding Company, Ameritas Holding Company,
  Ameritas Life Insurance Corp., and AMAL Corporation

Don R. Bouc, 59 Director since March 2000
President Emeritus, Nelnet, Inc.
• President Emeritus, Nelnet, Inc., January 2005 – present; President, March 2000 – January 2005
• President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc.,
  May 1997 – March 2001

Thomas E. Henning, 53 Director since August 2003
President and Chief Executive Officer, Assurity Security Group, Inc. and its subsidiaries,
Security Financial Life Insurance Company and Assurity Life Insurance Company
• President and Chief Executive Officer, Assurity Security Group, Inc. and its subsidiaries,
  Security Financial Life Insurance Company and Assurity Life Insurance Company,
  1990 – present
• Director, Pine Lake Advisors, a subsidiary of Security Financial Life Insurance Company

Arturo R. Moreno, 59 Director since August 2003
Chief Executive Officer, Angels Baseball LP
• Chief Executive Officer, Angels Baseball LP, a sports management company, May 2003 –
  present
• President, Chief Operating Officer, and Director, Outdoor Systems, Inc., an outdoor advertising organization, 1984 – 1999

Brian J. O’Connor, 50 Director since August 2003	Senior Vice-President, Hutchinson, Shockey, Erley & Co. • Senior Vice-President, Hutchinson, Shockey, Erley & Co., which underwrites and trades securities for various local governments, 1997 – present

Michael D. Reardon, 53 Director since December 2003
Chairman, HyperFlo LLC
Chief Executive Officer, Provision Communications, LLC
• Chairman, HyperFlo, LLC, a manufacturer of precision cleaning equipment, 1997 – present
• Chief Executive Officer, Provision Communications, LLC, a telecommunications company,
  January 2004 – present

James H. Van Horn, 53 Director since March 2001
President and Chief Executive Officer, InTuition Development Holdings, LLC
• President and Chief Executive Officer, InTuition Development Holdings, LLC, a records administration company, June 2003 – present (InTuition Development Holdings, LLC is not affiliated with Nelnet, Inc.)
• Executive Director, Nelnet, Inc., October 2002 – May 2003; Senior Vice-President, March 2000 –
   October 2002
• President, InTuition, Inc., 1998 – May 2003 (Nelnet, Inc. purchased InTuition, Inc. in June 2000)

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics for Directors, Officers, and Employees

The Company has a written code of business conduct and ethics. The Company’s existing code of conduct applies to all of the Company’s directors, officers, and employees, including the Company’s Co-Chief Executive Officers and Chief Financial Officer, and is designed to promote ethical and legal conduct. Among other items, the guidelines address the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code. This code is available on the Company’s Web site at www.nelnetinvestors.net under “Corporate Governance.”

Board Composition and Director Independence

The Board of Directors is composed of a majority of independent directors as defined by the rules of the New York Stock Exchange. A director does not qualify as an independent Director unless the Board has determined pursuant to applicable legal and regulatory requirements that such Director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). The Nominating and Corporate Governance Committee reviews compliance with the definition of “independent” Director annually.

In 2005, the Board evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors and entities with respect to which they are an executive officer, partner, member, and/or significant shareholder. As part of this evaluation, the Board noted that none of the Directors received any consulting, advisory, or other compensatory fees from the Company (other than for services as a Director) or is a partner, member, or principal of an entity that provided accounting, consulting, legal, investment banking, financial, or other advisory services to the Company. Based on this independence review and evaluation, and on other facts and circumstances the Board deemed relevant, the Board, in its business judgment, determined that all of the Company’s directors and nominees are independent, with the exception of Messrs. Dunlap, Butterfield, and Bouc, who are all current employees of the Company, and Mr. Van Horn, who is a former employee of the Company. Mr. Van Horn has not been employed by the Company since May 15, 2003. The Board has determined that Mr. Van Horn will be considered an independent director, as defined by the rules of the New York Stock Exchange, upon the expiration of the three-year employment “cooling off” period under New York Stock Exchange rules on May 15, 2006.

Our independent directors are responsible for reviewing and approving all new transactions, and any material amendments or modifications to existing transactions, between the Company and Union Bank or any other affiliated party. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Governance Guidelines of the Board

The Board’s governance is guided by the Company’s Corporate Governance Guidelines. The Board’s current guidelines are available at the Company’s Web site at www.nelnetinvestors.net under “Corporate Governance.” Among other matters, the guidelines include the following:

•	A majority of the members of the Board must be independent directors.

•	All directors stand for re-election every year.

•	The Board undertakes an annual self-review.

•	The Board and each Board Committee has the authority to engage independent or outside counsel, accountants, or other advisors, as it determines to be necessary or appropriate. All related fees and costs of such advisors are paid by the Company.

•	Board members have open communication with all members of management and counsel.

•	Non-Employee Directors meet in executive session, without the presence of management. Mr. Reardon, who is chairman of the Nominating and Corporate Governance Committee, presides at these executive sessions. Anyone who has concern about the Company may communicate that concern directly to these Non-Employee Directors. Such communication may be mailed to the Corporate Secretary at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508. All such communications will be forwarded to the appropriate Non-Employee Directors for their review. The Non-Employee Directors may take any action deemed appropriate or necessary, including the retention of independent or outside counsel, accountants, or other advisors, with respect to any such communication addressed to them. No adverse action will be taken against any individual making any such communication to the Non-Employee Directors.

Board Committees

The Board uses committees to assist it in the performance of its duties. The standing committees of the Board are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee. Each committee, other than the Executive Committee, is composed entirely of independent directors. The purposes of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance committee and their current members are set forth below.

Audit Committee - The Audit Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committee’s functions and responsibilities. The Audit Committee Charter is posted on the Company’s Web site at www.nelnetinvestors.net under “Corporate Governance” - “Committees.”

The Audit Committee is composed of Messrs. Henning, O’Connor, and Reardon. The Committee held 11 meetings in 2005. Each member of the Audit Committee is (1) “independent” in accordance with the rules and regulations of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission and (2) sufficiently financially literate to enable him to discharge the responsibilities of an Audit Committee member. Mr. Henning has accounting and related financial management expertise and serves as the committee’s “audit committee financial expert,” as defined in the applicable rules and regulations of the Securities and Exchange Commission.

The Audit Committee provides assistance to the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s system of internal controls, the Company’s risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors, and the Company’s compliance with other regulatory and legal requirements. The Audit Committee discusses with management and the independent auditor the Company’s annual audited financial statements, including the Company’s disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its filings with the Securities and Exchange Commission, and recommends to the Board of Directors whether such audited financial statements should be included in the Company’s annual report on Form 10-K. The Audit Committee also selects the independent auditors for the next year and presents such selection to the shareholders for ratification.

Compensation Committee-The Compensation Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committee’s functions and responsibilities. The Compensation Committee Charter is posted on the Company’s Web site at www.nelnetinvestors.net under “Corporate Governance” - “Committees.”

The Compensation Committee is composed of Messrs. Abel, Moreno, and Reardon. The Committee held five meetings in 2005. The members of the Compensation Committee are (1) “independent” as determined in accordance with the rules and regulations of the New York Stock Exchange, (2) “Non-Employee Directors” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, and (3) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee oversees the Company’s compensation and benefit policies. The Company’s compensation policies are designed with the goal of maximizing shareholder value over the long term. The Compensation Committee believes that this goal is best realized by utilizing a compensation program which serves to attract and retain superior executive talent by providing management with performance-based incentives and closely aligning the financial interests of management with those of the Company’s shareholders. The Company’s compensation program combines two components: base salary and performance payments. The level of compensation is based on numerous factors, including achievement of results and financial objectives established by the Compensation Committee and the Board of Directors. Salary and performance payments are reviewed regularly for competitiveness and are determined in large part by reference to compensation levels for comparable positions at comparable companies.

Nominating and Corporate Governance Committee-The Nominating and Corporate Governance Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committee’s functions and responsibilities. The Nominating and Corporate Governance Committee Charter is posted on the Company’s Web site at www.nelnetinvestors.net under “Corporate Governance” - “Committees.”

The Nominating and Corporate Governance Committee is composed of Messrs. Henning, O’Connor, and Reardon. The Committee held five meetings in 2005. The members of the Nominating and Corporate Governance Committee are “independent” as determined in accordance with the rules and regulations of the New York Stock Exchange. The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified nominees to serve on the Company’s Board of Directors, identifying members of the Board to serve on each Board committee, overseeing the evaluation by the Board of itself and its committees, identifying individuals to serve as officers of the Company and recommending such individuals to the Board, as well as developing and overseeing the Company’s internal corporate governance processes. The Company’s Corporate Governance Guidelines establish criteria for specific qualities and skills to be considered by the Nominating and Corporate Governance Committee as necessary for the Company’s directors to possess. This criteria includes, among other items, independence, diversity, integrity, understanding the Company’s corporate philosophy, valid business or professional knowledge, proven record of accomplishment with excellent organizations, ability to challenge and stimulate management, and willingness to commit time and energy. The Nominating and Corporate Governance Committee has been given the responsibility to take all reasonable steps to identify and evaluate nominees for director and has adopted a policy requiring it to consider written proposals for director nominees received from shareholders of the Company. No such proposals were received during 2005 from a beneficial owner of more than 5% of Nelnet’s stock (other than current management). There is no difference in the manner in which the committee evaluates director nominees based on whether the nominee is recommended by a shareholder. All of the nominees identified in the Company’s proxy card are up for re-election and have been recommended by the Committee.

When seeking candidates for director, the Nominating and Corporate Governance Committee solicits suggestions from incumbent directors, management, shareholders, and others. The Committee has authority under its charter to retain a search firm for this purpose. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the full Board of Directors.

The Company’s By-Laws include provisions setting forth the specific conditions under which persons may be nominated by shareholders as directors at an annual meeting of shareholders. The provisions include the condition that nominee proposals from shareholders must be in writing and that shareholders comply with the time-frame requirements described under “OTHER SHAREHOLDER MATTERS - Shareholder Proposals for 2007 Annual Meeting” for shareholder proposals not included in the Company’s Proxy Statement. A copy of such provisions is available upon written request to: Nelnet, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Corporate By-Laws are also posted on the Company’s Web site at www.nelnetinvestors.net under “Corporate Governance” - “Corporate Documents.”

Executive Committee - The Executive Committee is composed of Messrs. Dunlap, Butterfield, Bouc, and O’Connor. The Executive Committee, established by the Board of Directors, exercises all of the powers of the full Board in the management of the business and affairs of the Company, subject only to limitations as the Board of Directors may impose from time to time, or as limited by applicable law. There were no meetings of the Executive Committee in 2005.

Meetings of the Board

The Board of Directors held five meetings in 2005. All directors attended at least 75% of the meetings of the Board and committees on which they serve, except for Mr. Moreno, who was not able to do so due to business and other conflicts.

Compensation of Directors

Non-Employee Directors receive an annual retainer of $50,000. The Company also pays an additional annual retainer of $10,000 to those Non-Employee Directors who serve on each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, or the Executive Committee, as applicable. Beginning in 2006, the chairman of the Audit Committee will be paid an additional $10,000 annual retainer fee. Non-Employee Directors also earn a fee of $1,000 for each Board meeting attended and $1,000 for each committee meeting attended. Directors who are employees of the Company do not receive any consideration for participation in Board meetings or committee meetings.

Prior to the Company’s December 2003 initial public offering of its Class A common stock, the Board of Directors adopted, and the shareholders approved, a share-based compensation plan for Non-Employee Directors pursuant to which Non-Employee Directors can elect to receive their annual retainer fees in the form of cash or the Company’s Class A common stock. Up to 100,000 shares may be issued under the plan, subject to antidilution adjustments in the event of certain changes in the Company’s capital structure. If a Non-Employee Director elects to receive Class A common stock, the number of shares of Class A common stock that will be awarded will be equal to the amount of the annual retainer fee otherwise payable in cash divided by 85% of the fair market value of a share of Class A common stock on the date the fee is payable. Non-Employee Directors who choose to receive Class A common stock may also elect to defer receipt of the Class A common stock until termination of their service on the Board of Directors. Any dividends paid in respect of deferred shares during the deferral period will also be deferred in the form of additional shares and paid out at termination from the Board of Directors. For 2005, each of the Non-Employee Directors elected to receive their annual retainer fees in the form of the Company’s Class A common stock per the provisions of this plan.

This plan may be amended or terminated by the Board of Directors at any time, but no amendment or termination will adversely affect a Non-Employee Director’s rights with respect to previously deferred shares without the consent of the Non-Employee Director.

EXECUTIVE OFFICERS

Under the Company’s By-Laws, each executive officer holds office for a term of one year or until their successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its annual meeting immediately following the annual meeting of shareholders.

The following sets forth the executive officers of the Company, their names, their ages, their positions with the Company, and if different, their business experience during the last five years.

See “PROPOSAL 1-ELECTION OF DIRECTORS-Nominees” for biographical information regarding Messrs. Dunlap and Butterfield.

Name and Age	Position and Business Experience
David A. Bottegal, 49
• Chief Executive Officer, Nelnet Education Services, a division of Nelnet, Inc., January 2006 – present
• Executive Director, Nelnet, Inc., October 2002 – present; Chief Marketing Officer, October 2002 –
  January 2006
• Senior Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc.,
  September 2001 – October 2002
• Vice President of Sales and Marketing, Sallie Mae, Inc., 1998 – 2001

Name and Age	Position and Business Experience
Raymond J. Ciarvella, 49	• Executive Director and Chief Technology Officer, Nelnet, Inc., May 2003 – present; Executive Director, March 2000 - May 2003; Chief Operating Officer, September 1993 – March 2000

Todd M. Eicher, 36	• Chief Mergers and Acquisitions Officer, Nelnet, Inc., May 2005 – present; Executive Director, May 2003 – present; Senior Vice President, July 1997 – May 2003

Matthew D. Hall, 46
•  Chief Operating Officer, Nelnet Education Services, a division of Nelnet, Inc., January 2006 – present
•  Executive Director, Nelnet, Inc., October 2002 – present
•  Senior Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc.,
   1992 – October 2002

Terry J. Heimes, 41
•  Executive Director and Chief Financial Officer, Nelnet, Inc., March 2001 – present
•  Executive Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc.,
   March 2001 – October 2002; Vice President of Finance, October 1998 – March 2001

Edward P. Martinez, 52	• Executive Director, Chief Legal Officer, and Corporate Secretary, Nelnet, Inc., August 2003 – present; General Counsel, April 1989 – present

Jeffrey R. Noordhoek, 40
•  President, Nelnet, Inc., January 2006 - present; Executive Director and Capital Markets Officer,
   October 2002 – January 2006; Vice President, January 1996 – March 2001
•  Senior Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc.,
   March 2001 – October 2002

Evan J. Roth, 44
•  Executive Director and Chief Learning Officer, Nelnet, Inc., October 2005 – present; Managing
   Director of Organizational Development, October 2004 – October 2005; Managing Director of
   Loan Services, April 2003 – October 2004
•  Controller, Latin America, JD Edwards, an international software company,
   June 2001 – April 2003
•  General Manager and Chief Financial Officer, ASG – Safari Solutions, an international business intelligence software and services provider, August 1994 – June 2001

Cheryl E. Watson, 45
•  Executive Director and Chief Communications Officer, Nelnet, Inc., September 2004 – present;
   Executive Director, October 2002 – September 2004
•  Executive Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc.,
   April 2002 – October 2002
•  Vice President and Treasurer, Sallie Mae, Inc., August 2000 – June 2001
•  President and Chief Financial Officer, USA Group Secondary Market Services, Inc.,
   January 2000 – June 2001; various manager and officer positions, May 1988 – December 2000

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information relating to the fiscal years ended December 31, 2005, 2004, and 2003, with respect to the compensation paid and bonuses granted for services rendered to the Company’s Co-Chief Executive Officers as well as each of the Company’s other four most highly compensated executive officers during the year ended December 31, 2005 (collectively, the “Named Executive Officers”). Salaries and bonuses are paid at the discretion of the Board of Directors.

		Annual compensation (a)
Name and principal position	Year	Salary ($)		Bonus ($) (b)		Other ($) (c)	All other compensation ($) (d)
Michael S. Dunlap	2005	500,559		1,142,300		—	8,940
Co-Chief Executive Officer	2004	323,456	(e)	733,831		17,687	8,890
	2003	713,462		297,262		101,091	8,192

Stephen F. Butterfield	2005	500,559		1,142,300		—	8,940
Co-Chief Executive Officer	2004	1,000,039		733,831		32,774	8,890
	2003	713,462		388,994		9,359	8,192

Terry J. Heimes	2005	300,552		192,000		—	8,940
Executive Director and	2004	242,666		327,800		—	8,829
Chief Financial Officer	2003	220,000		550,000	(f)	—	8,360

David A. Bottegal	2005	255,192		192,000		—	8,940
Executive Director and	2004	232,034		352,800		—	8,829
Chief Executive Officer of	2003	220,000		142,000		—	8,576
Nelnet Education Services,
a division of Nelnet, Inc.

Jeffery R. Noordhoek	2005	230,619		192,000		—	8,931
President	2004	213,683		352,800		—	8,744
	2003	190,000		142,000		—	8,360

Matthew D. Hall	2005	229,929		192,000		—	8,931
Executive Director and	2004	228,442		352,800		—	8,744
Chief Operating Officer of	2003	190,000		142,000		—	8,360
Nelnet Education Services,
a division of Nelnet, Inc.

(a)	Executive officers may receive perquisites and personal benefits, the dollar amounts of which are below current Securities and Exchange Commission thresholds for reporting requirements.

(b)	Amounts represent bonuses paid in 2006, 2005, and 2004 for services rendered during the 2005, 2004, and 2003 calendar years, respectively.

(c)	Amounts represent personal use of Company aircraft.

(d)	Amounts represent matching contributions under the Company’s 401(k) plan and premiums on life insurance. During 2005, 2004, and 2003, all Named Executive Officers received $8,400, $8,200, and $8,000, respectively, in matching 401(k) contributions.

(e)	Mr. Dunlap requested that $700,000 of his 2004 authorized base salary of $1,000,000 be distributed to certain senior management individuals for exemplary performance during 2004.

(f)	Amount includes a bonus of $408,000 paid to Mr. Heimes in August 2003 in connection with the termination of a consulting agreement.

Stock Option, SAR, Long-Term Incentive, and Defined Benefit Plans

The Company does not have any stock option, SAR, long-term incentive, or defined benefit plans covering its Named Executive Officers.

Compensation Committee Interlocks and Insider Participation

The current members of the Company’s Compensation Committee are Messrs. Abel, Moreno, and Reardon, none of whom is, or has been, an officer or employee of the Company.

REPORT OF THE BOARD COMPENSATION COMMITTEE

Compensation Committee Governance

The Compensation Committee of the Board of Directors (the “Committee”) is comprised solely of non-employee independent Board members. The Committee reviews all aspects of compensation for the Co-Chief Executive Officers (the “Co-CEOs”) and the other executive officers of the Company, including the Named Executive Officers set forth in this proxy statement, and determines and administers their compensation, subject to approval by the entire Board in the case of the Co-CEOs’ compensation. The Committee operates under a written charter adopted by the Board.

Executive Compensation Policies

It is the Company’s policy, as approved by the Committee, to have compensation plans and practices designed for a performance based organization, and that align the interests of the executive officers with the shareholders. Accordingly, an objective of the Committee is to award compensation that is based on Company and individual performance, and that is designed to motivate our executive officers to achieve strategic business objectives and to continue to perform at high levels in the future. The annual and long-term performance measures used by the Committee in reviewing executive compensation include the levels of the Company’s consolidated net income under generally accepted accounting principles (“GAAP”), consolidated base income before income taxes (“Base Income”, which is computed as consolidated net income before income taxes under GAAP, excluding derivative market value adjustments, amortization of intangible assets, and variable-rate floor income), operating results of the Company excluding certain special allowance yield adjustments and related hedging activity on the Company’s portfolio of student loans earning a minimum special allowance payment of 9.5% (the “special allowance yield adjustment”), growth in the Company’s student loan assets and originations, diversification and growth of other fee income, development of strategic relationships to facilitate the Company’s continued growth, student loan customer service satisfaction survey results, associate engagement measures, and related individual and business division and unit performance factors. It is the Committee’s policy that all of the Company’s compensation plans and practices must comply with all applicable laws, rules, and regulations.

The Company also strives to provide an environment that will attract, motivate, and retain executive officers that provide the Company leadership, industry success, and performance results. Accordingly, another objective of the Committee is to provide base salaries that are competitive with base salaries for comparable positions in appropriate peer group companies in the marketplace, employee benefit programs that are also comparable with the programs provided by employers in the same competitive marketplace, and the opportunity for outstanding performers to earn additional compensation through a pay for performance bonus program.

As part of these policies, each year the Committee directs the Company to prepare a compensation philosophy and strategy statement for the compensation of executive officers, and a proposed executive compensation framework for the year. When establishing the proposed compensation framework, a goal of the Company and the Committee is to offer a total compensation potential that will attract, motivate, and retain executives critical to the Company’s long-term success and the creation of shareholder value, and that is competitive with compensation offered at companies that may compete with the Company for executive talent. The peer group used by the Company and the Committee for compensation comparison and analysis purposes includes companies with workforce size, revenues, assets, and market value within a range above and below the Company’s levels. The peer group is reviewed periodically and changes are made as appropriate to reflect changes in the industry. The Company believes that the companies that would be included in a published industry index for comparing total shareholder value are not necessarily all of the direct competitors with the Company for executive talent. Therefore, peer groups for purposes of compensation analysis will not directly correspond to the broad list of entities that make up the indices reflected in the stock performance comparison graph under the caption “CORPORATE PERFORMANCE” in this proxy statement.

The Committee also requires the Company to consider the compensation levels of senior management within the Company in order to provide appropriate context for making compensation decisions at executive levels. As part of this process, the Company is directed to maintain internal pay equity within the Company by maintaining equitable relationships between each management level with respect to all components of compensation, both individually and in the aggregate, paid to individuals within such management levels.

The Company’s proposed compensation framework for the year is reviewed and approved by the Committee, with any modifications that the Committee deems to be appropriate, after discussions by the Committee over several meetings. To ensure independence and candid discussions, the Committee meets in executive sessions without management to review and approve the compensation framework. As part of this process, the Committee reviews the Company’s goals and financial objectives related to base salaries and incentive compensation, and discusses each of the Co-CEO’s individual performance in reviewing and approving the total compensation potential for each Co-CEO for the year. The Committee also coordinates with the Board to monitor the performance of the Co-CEOs throughout the year to ensure that compensation being provided meets the performance incentive intent of the compensation framework.

The Committee has the authority to engage compensation consultants as the Committee deems necessary, and in 2004 the Committee engaged Towers Perrin to provide outside data, analysis, and insights to assist the Committee in determining appropriate compensation levels for the Company’s executive officers. As part of its ongoing review of the effectiveness and competitiveness of the Company’s compensation structure, the Committee intends to re-engage Towers Perrin or a comparable compensation consultant on a regular basis.

Components of Executive Compensation

Compensation paid to the executive officers for 2005 consisted of base salaries and performance bonus payments. The performance bonus payment for an executive officer is based on the Company’s and the individual’s performance, including levels of the Company’s consolidated net income under GAAP, Base Income, operating results excluding the special allowance yield adjustment, growth in the Company’s student loan assets and originations, diversification and growth of other fee income, development of strategic relationships to facilitate the Company’s continued growth, student loan customer service satisfaction survey results, associate engagement measures, and related individual and business division and unit performance factors. The Company does not currently have a stock option plan whereby executive officers may be granted options to purchase the Company’s stock, but has a Restricted Stock Plan under which executive officers may be issued shares and in 2005 adopted Share Ownership Guidelines for management employees at certain levels as discussed below.

Base Salaries

Base salaries for the Company’s executives are based upon an evaluation of individual responsibilities of the executives, market comparisons from compensation surveys, and an assessment of each individual’s performance. Base salaries are generally set so that they are within a median range of the compensation survey results, which helps the Company to attract and retain talented executives. Changes in base salaries of executive officers depend on projected changes in the external market as well as individual contributions to the Company’s performance. All base salaries are paid in cash.

Performance Bonus Payments

The Company has an Executive Officers Bonus Plan for the Co-CEOs. Under this plan, bonus compensation for 2005 was available to each of the Co-CEOs in the amount of 0.60% of the Company’s Base Income for the year. Bonus payments under this plan for a particular year are made subsequent to year-end after the Company’s earnings for the year have been finalized and announced to the public.

The executive officers other than the Co-CEOs are eligible for performance bonus payments under an incentive plan arrangement which is generally based upon a formula that increases the potential payment amount as the Company’s Base Income increases. In addition to financial results, each executive’s individual performance is considered in order to determine the final amount of performance payment earned. Under this program, a significant portion of executive compensation is at risk and tied to both individual and Company performance. Performance bonus payments are paid in cash, or, at the election of the executive, all or a portion of an equivalent value in shares of the Company’s Class A common stock issued under the Company’s Restricted Stock Plan. The Named Executive Officers (other than the Co-CEOs) have 30% of their bonus paid in such shares, unless they elect otherwise.

Share Ownership Guidelines

The Committee believes that executive officers should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with the Company’s shareholders, in 2005 the Committee recommended and the Board adopted Share Ownership Guidelines for management employees at certain levels. Under these guidelines, each Co-CEO is encouraged to own shares of the Company’s common stock with a value of five times their annual salary, and each executive officer is encouraged to own shares of the Company’s common stock with a value of three times their annual salary.

2005 Review of Executive Compensation

For 2005, the Committee reviewed and discussed over several meetings the executive compensation framework for the Co-CEOs and other executive officers in view of their responsibilities, objectives, and performance. The compensation framework was reviewed with a view towards ensuring that all positions were being treated consistently and equitably across the Company, with a goal of setting the base salaries for the Co-CEOs and other executive officers at levels slightly lower than those at peer companies and performance-based incentive compensation at slightly higher levels, with overall compensation at appropriate levels. Upon a review of the Company’s and each individual’s performance for 2005, the Committee concluded that the compensation framework for 2005 was reasonable and appropriate.

The Company’s Base Income before incentive for 2005 was $214.2 million. Under the 2005 incentive plan arrangement for employees other than the Co-CEOs, for Base Income before incentive up to $100 million, the Company contributed five percent of each dollar earned to an incentive compensation pool for allocation and distribution among employees of the Company. For Base Income before incentive over $100 million, ten percent of each dollar earned was directed to the pool. For Base Income before incentive over $200 million, 15 percent of each dollar earned was directed to the pool. The incentive pool was allocated and distributed among employees, including the Named Executive Officers (other than the Co-CEOs), based on criteria such as the amount of student loan assets per employee and on the particular individual’s performance during 2005.

2005 Compensation for the Co-CEOs

The Committee annually reviews and recommends to the Board approval of the compensation of Michael S. Dunlap and Stephen F. Butterfield, the Co-CEOs. The Co-CEOs’ total compensation framework for 2005, including their base salaries, performance bonus payments, and other compensation as discussed below, reflected several discussions by the Committee regarding financial and other performance measures by the Company for 2005, and the overall leadership provided by the Co-CEOs to facilitate the attainment of the Company’s objectives for 2005. Such performance measures for 2005 included the growth in the Company’s earnings, Base Income excluding the special allowance yield adjustment, and student loan assets, reflecting both internal and acquired growth, and the completion of several significant strategic business and asset acquisitions in 2005 which diversified the Company’s revenue channels and asset generation streams and expanded the Company’s education services and finance and related vertical integration market opportunities.

As leaders of the Company, Messrs. Dunlap and Butterfield are focused on creating long-term success for the Company, and as significant shareholders their personal wealth is already tied directly to the continued long-term growth in the Company’s value. Accordingly, the Company’s compensation programs for the Co-CEOs do not have an equity component. The Company has a Share Retention Policy that prohibits its executive officers from selling or otherwise disposing of a number of shares of the Company’s common stock in any calendar year in excess of one-third of the number of shares of the stock beneficially owned by the executive officer on the first day of the calendar year, provided that an executive officer may sell or otherwise dispose of up to $5 million in value of shares of the stock during any calendar year, and following five years after the Company’s initial public offering in December 2003 an executive officer will be free to sell or otherwise dispose of all of his or her shares.

Base Salaries

For 2005, the annual base salaries for Messrs. Dunlap and Butterfield were $500,000 each. The base salaries of Messrs. Dunlap and Butterfield represent comparable salaries for chief executive officers of peer group public companies of the Company’s size. The base salaries also reflect the years of experience of Messrs. Dunlap and Butterfield in the Company’s industry and their position as significant shareholders of the Company. Since the long-term financial incentives of Messrs. Dunlap and Butterfield are already tied to their significant equity investment in the Company, their base salaries are not targeted to exceed the median for peer companies.

Performance Bonus Payments

For 2005, Messrs. Dunlap and Butterfield were eligible to receive annual performance incentive bonus payments under the Executive Officers Bonus Plan in the amount of 0.60% of the Company’s Base Income for the year. Based on the Company’s Base Income for 2005 of $197.0 million, Messrs. Dunlap and Butterfield earned under the Executive Officers Bonus Plan a performance bonus of $1,181,781 each. Messrs. Dunlap and Butterfield elected to have $39,481 from each of their bonuses distributed to certain employees, and thus Messrs. Dunlap and Butterfield received performance bonus payments of $1,142,300 each. The bonus payments to Messrs. Dunlap and Butterfield were made in cash.

Other Compensation

The Company owns a controlling interest in an aircraft due to the frequent business travel needs of its executives and the limited availability of commercial flights in Lincoln, Nebraska, where the Company’s headquarters are located. Union Financial Services, Inc., which is owned by Messrs. Dunlap and Butterfield, also owns an interest in the same aircraft. In prior years the Company has allowed Messrs. Dunlap and Butterfield to utilize its interest in the aircraft for personal travel when it is not required for business travel. The value of the personal use of the aircraft is computed based on the Company’s aggregate incremental costs, which include variable operating costs such as fuel costs, mileage costs, trip-related maintenance and hangar costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. In 2005, Messrs. Dunlap and Butterfield did not receive any personal travel benefits with respect to the Company’s interest in the aircraft, since all personal travel by Messrs. Dunlap and Butterfield on such aircraft occurred with respect to the interest in the aircraft owned by Union Financial Services, Inc.

The Company “matches” certain employee contributions to its 401(k) savings plan. Matching 401(k) plan contribution amounts by the Company in 2005 for Messrs. Dunlap and Butterfield were $8,400 each. In addition, the Company paid premiums on life insurance for Messrs. Dunlap and Butterfield in the amount of $540 each.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limitation, subject to certain exceptions, on a public company’s income tax deductibility in any tax year with respect to compensation paid to any employee who is a chiefexecutive officer or one of the other four highest paid executive officers of the company on the last day of that tax year. This limitation does not apply to certain “performance-based” compensation paid under a shareholder approved plan that meets the requirements of Section 162(m) and the regulations thereunder. The Company’s Executive Officers Bonus Plan was approved by the shareholders in 2003 and is designed to comply with the requirements of Section 162(m). The Committee believes that the Company will not be subject to Section 162(m) limitations on the deductibility of compensation paid to the Named Executive Officers for 2005.

The Committee may consider other steps which might be in the Company’s best interests to comply with Section 162(m), while reserving the right to award future compensation which may not comply with the Section 162(m) requirements for deductibility if the Committee concludes that such compensation is in the Company’s best interests in providing incentives to attract, motivate, and retain key executives.

2006 Compensation

After consideration by the Committee of the components of each Co-CEO’s 2005 compensation and the objectives for 2006, the Committee determined that each Co-CEO’s annual base salary and incentive performance bonus payment arrangements should remain the same for 2006. Accordingly, each of the Co-CEOs will receive a base salary of $500,000 for 2006 and an incentive performance payment potential amount under the Executive Officers Bonus Plan of 0.60% of Base Income for 2006. This determination was made based on the review of the 2004 Towers Perrin compensation studies and reports and discussions thereof and the Co-CEO’s significant equity investment in the Company. The Committee determined that this arrangement would provide appropriate incentives for the Co-CEOs to increase shareholder value, and if accomplished would allow them to benefit through appropriate compensation opportunities.

The Named Executive Officers (other than the Co-CEOs) are eligible for performance bonus payments under a 2006 incentive plan arrangement under which an incentive compensation pool for employees will be established based upon a formula that increases the available compensation pool amount as the Company’s Base Income increases. The total incentive pool for all eligible employees is expected to be approximately 10-12% of Base Income for 2006.

The bonus amounts earned and ultimately distributed will be subject to certain performance goals, which are expected to include:

a.	Fiscal (financial and operational) performance measures, such as levels of student loan assets and originations, levels of operating expenses, and diversification/growth of other fee income;

b.	Customer engagement and satisfaction measures; and

c.	Employee engagement and motivation measures.

The bonus amounts will also be based on other specific quantitative and qualitative targets, goals, and measures established for each employee, and the employee’s performance during 2006. For the Named Executive Officers (other than the Co-CEOs), the incentive amounts will be further based upon a percentage of their salary that ranges up to 100%.

Conclusion

Based on the reviews by the Committee of the Company’s executive compensation, the Committee has concluded that the Co-CEOs’ and Named Executive Officers’ total compensation for 2005 was reasonable and appropriate in view of the Company’s performance and objectives.

This report on executive compensation is provided by the following Directors who constitute the Compensation Committee:

James P. Abel, Chairman
Arturo R. Moreno
Michael D. Reardon

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS

Stock Ownership

The authorized common stock of the Company consists of 615,000,000 shares, $0.01 par value. The common stock is divided into two classes, consisting of 600,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock. The Company also has authorized 50,000,000 shares of preferred stock, $0.01 par value.

The table on the following page sets forth information as of February 17, 2006, regarding the beneficial ownership of each class of the Company’s common stock by:

•	each person, entity, or group known by the Company to beneficially own more than five percent of the outstanding shares of any class of common stock;

•	each of the Named Executive Officers;

•	each incumbent director and each nominee for director; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Under these rules, a person is deemed to beneficially own a share of the Company’s common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security.

The number of shares of Class B common stock for each person in the table below assumes such person does not convert any Class B common stock into Class A common stock. Unless otherwise indicated in a footnote, the address of each five percent beneficial owner is c/o Nelnet, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508. Unless otherwise indicated in a footnote, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them.

Beneficial Ownership as of February 17, 2006

	Number of shares beneficially owned					Percentage of shares beneficially owned (1)
Name	Class A		Class B		Total	Class A	Class B	Total	Percentage of combined voting power of all classes of stock (2)
Michael S. Dunlap	18,289,102	(3)	9,687,203	(4)	27,976,305	45.6%	69.5%	51.8%	64.2%
Stephen F. Butterfield	-		6,379,941	(5)	6,379,941	-	45.8%	11.8%	35.5%
Angela L. Muhleisen	18,289,102	(6)	1,848,880	(7)	20,137,982	45.6%	13.3%	37.3%	20.5%
Union Bank and Trust Company	7,215,998	(8)	1,848,880	(9)	9,064,878	18.0%	13.3%	16.8%	14.3%
Packers Service Group, Inc.	11,068,604	(10)	-		11,068,604	27.6%	-	20.5%	6.2%
Don R. Bouc	1,345,807	(11)	-		1,345,807	3.4%	-	2.5%	0.7%
David A. Bottegal	416,887		-		416,887	1.0%	-	*	0.2%
Raymond J. Ciarvella	178,462		-		178,462	*	-	*	0.1%
Todd M. Eicher	206,326	(12)	-		206,326	*	-	*	0.1%
Matthew D. Hall	122,030		-		122,030	*	-	*	0.1%
Terry J. Heimes	219,363		-		219,363	*	-	*	0.1%
Edward P. Martinez	61,681	(13)	-		61,681	*	-	*	0.0%
Jeffery R. Noordhoek	1,001,330	(14)	-		1,001,330	2.5%	-	1.9%	0.6%
Evan J. Roth	4,675		-		4,675	*	-	*	0.0%
Cheryl E. Watson	77,158		-		77,158	*	-	*	0.0%
James P. Abel	8,603	(15)	-		8,603	*	-	*	0.0%
Thomas E. Henning	11,538	(16)	-		11,538	*	-	*	0.0%
Arturo R. Moreno	15,603		-		15,603	*	-	*	0.0%
Brian J. O’Connor	17,472		-		17,472	*	-	*	0.0%
Michael D. Reardon	9,472	(17)	-		9,472	*	-	*	0.0%
James H. Van Horn	68,950	(18)	-		68,950	*	-	*	0.0%
Executive officers and directors as a group	20,983,099		13,942,954		34,926,053	52.4%	100.0%	64.7%	89.4%
Hunter Global entities and Duke Buchan III	2,285,700	(19)	-		2,285,700	5.7%	-	4.2%	1.3%

*	Less than 1%.

(1)	Based on 40,077,949 shares of Class A common stock and 13,942,954 shares of Class B common stock outstanding as of February 17, 2006.

(2)	These percentages reflect the different voting rights of the Company’s Class A common stock and Class B common stock. Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted upon by the Company’s shareholders.

(3)	Includes shares owned by entities which Mr. Dunlap may be deemed to control, consisting of: 11,068,604 shares owned by Packers Service Group, Inc., of which Mr. Dunlap is a director and president and owns 28.3% of the outstanding capital stock, 4,500 shares owned by Farmers & Merchants Investment Inc. (“F&M”), of which Mr. Dunlap is a director and president and owns or controls 38.4% of the outstanding voting stock, and 7,215,998 shares held by Union Bank and Trust Company (“Union Bank”) for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank. Mr. Dunlap is non-executive chairman of and controls Union Bank through F&M. Mr. Dunlap disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank. He also disclaims beneficial ownership of the shares held by Packers Service Group, Inc. and F&M, except to the extent of his pecuniary interest therein.

(4)	Includes 1,701,000 shares owned by Mr. Dunlap’s spouse, 1,586,691 shares owned by Union Financial Services, Inc., of which Mr. Dunlap is chairman and owns 50.0% of the outstanding capital stock, 1,311,381 shares held by Union Bank as Trustee for a GRAT established by Mr. Dunlap, and 537,499 shares held by Union Bank as Trustee under a GRAT. Mr. Dunlap disclaims beneficial ownership of the shares held by Union Financial Services, Inc., except to the extent of his pecuniary interest therein. Mr. Dunlap also disclaims beneficial ownership of the 537,499 shares held by Union Bank as Trustee under the Class B GRAT.

(5)	Includes 1,586,691 shares owned by Union Financial Services, Inc., of which Mr. Butterfield is a director and president and owns 50.0% of the outstanding capital stock and 537,499 shares held by Union Bank as Trustee for a GRAT established by Mr. Butterfield. Mr. Butterfield disclaims beneficial ownership of the shares held by Union Financial Services, Inc., except to the extent of his pecuniary interest therein.

(6)	Includes 88,864 shares jointly owned by Ms. Muhleisen and her spouse, 939,976 shares owned by her spouse, 1,522,048 shares held by Union Bank as Trustee for Class A GRATs established by Ms. Muhleisen and her spouse, and shares that are owned by entities that Ms. Muhleisen may be deemed to control, consisting of: 11,068,604 shares owned by Packers Service Group, Inc., of which Ms. Muhleisen is a director and owns or controls 27.0% of the outstanding capital stock, 4,500 shares owned by F&M, of which Ms. Muhleisen is a director and executive vice president and owns or controls 35.9% of the outstanding capital stock, and 3,826,269 shares held by Union Bank for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank. Ms. Muhleisen, the sister of Michael S. Dunlap, is a director, president, and chief executive officer of and controls Union Bank through F&M. Ms. Muhleisen disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except for her retained beneficial interest in 1,522,048 shares of Class A common stock held in trust on her behalf and on behalf of her spouse under two of the Class A GRATs. She also disclaims beneficial ownership of the shares held by Packers Service Group, Inc. and F&M, except to the extent of her pecuniary interest therein. The address for Ms. Muhleisen is c/o Union Bank and Trust Company, P.O. Box 82529, Lincoln, Nebraska 68501.

(7)	Includes 1,848,880 shares held by Union Bank as Trustee under two Class B GRATs. Ms. Muhleisen disclaims beneficial ownership of the shares held by Union Bank as Trustee under the Class B GRATs.

(8)	Includes 415,000 shares held as trustee for the University of Nebraska Foundation, 61,000 shares held by the Union Bank profit sharing plan, 838,841 shares held for the account of Angela L. Muhleisen, 286,146 shares held as trustee for a Class A GRAT established by Jeffrey R. Noordhoek, a total of 785,214 shares held as trustee for various Class A GRATs established by Don R. Bouc and his spouse, 761,024 shares held as trustee for a Class A GRAT established by Angela L. Muhleisen, 761,024 shares held as trustee for a Class A GRAT established by Ms. Muhleisen’s spouse, 939,976 shares held for the account of Ms. Muhleisen’s spouse, 88,864 shares held for the account of Ms. Muhleisen or her spouse, and a total of 2,278,909 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares. The address for Union Bank is P.O. Box 82529, Lincoln, Nebraska 68501; Attention: Angela L. Muhleisen, President.

(9)	Includes 1,848,880 shares held by Union Bank as Trustee under two Class B GRATs. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares.

(10)	The address for Packers Service Group is c/o Nelnet, Inc., 121 South 13th Street, Lincoln, Nebraska 68508; Attention: Michael S. Dunlap.

(11)	Includes 71,394 shares owned by Mr. Bouc’s spouse, 985,214 shares held by Union Bank as Trustee under Class A GRATs established by Mr. Bouc and his spouse, and 147,566 shares held by Union Bank as Trustee under a Class A Charitable Remainder Unitrust (“CRUT”) established by Mr. Bouc and his spouse.

(12)	Includes 121,835 shares owned by Mr. Eicher’s spouse.

(13)	Includes 250 shares owned by Mr. Martinez’s daughter.

(14)	Includes 670,295 shares held by the Jeffrey R. Noordhoek Trust, 286,146 shares held by Union Bank as Trustee under a Class A GRAT established by Mr. Noordhoek, and 35,765 shares held by Union Bank as Trustee under a Class A CRUT established by Mr. Noordhoek.

(15)	Includes 2,242 shares that Mr. Abel has elected to defer delivery of pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan. Also includes 500 shares owned by Mr. Abel’s spouse.

(16)	Includes 2,616 shares that Mr. Henning has elected to defer delivery of pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan.

(17)	Includes 2,000 shares owned jointly by Mr. Reardon and his spouse.

(18)	Includes 1,869 shares that Mr. Van Horn has elected to defer delivery of pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan.

(19)	In a Statement on Schedule 13G (Amendment No. 1) filed with the Securities and Exchange Commission on February 15, 2006 by Hunter Global Associates L.L.C. (“Associates”), Hunter Global Investors L.P. (“Investors”), Duke Buchan III, Hunter Global Investors Fund I L.P. (“Fund I”), and Hunter Global Investors Fund II L.P. (“Fund II”), Associates reported shared voting and dispositive power with respect to 674,061 shares of Class A common stock, Investors and Mr. Buchan reported shared voting and dispositive power with respect to 2,285,700 shares of Class A common stock, Fund I reported shared voting and dispositive power with respect to 651,206 shares of Class A common stock, and Fund II reported shared voting and dispositive power with respect to 22,855 shares of Class A common stock. Associates is the general partner of Fund I and Fund II, Investors is the investment manager of Fund I and Fund II, and Mr. Buchan is the managing member of Associates and controls Investors. The business address of the Hunter Global entities and Mr. Buchan is 485 Madison Avenue, 22nd Floor, New York, New York 10022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership of Company securities, and changes in reported ownership. Executive officers, directors, and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the year ended December 31, 2005 the Company’s executive officers, directors, and greater than ten percent beneficial owners timely filed all reports they were required to file under Section 16(a), except as follows. During 2005, one report covering a direct disposal transaction was filed late by each of Edward P. Martinez and Matthew D. Hall. In addition, one report covering a direct acquisition transaction was filed late by Raymond J. Ciarvella. In all cases, these reports were not filed timely due to administrative oversight. However, such reports were promptly filed within four to eight calendar days after they were due.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the Company’s directors and members of management beneficially own shares of stock or other ownership interests in other entities with which the Company does business and, in some cases, they serve on the Board of Directors and/or as executive officers of one or more such entities. These related parties include:

•  Union Bank and Trust Company and Farmers & Merchants Investment Inc. — Union Bank is controlled by F&M, which owns 80.9% of Union Bank’s stock. Michael S. Dunlap, a Co-Chief Executive Officer and member of the Board of Directors of the Company, owns or controls 38.4% of the stock of F&M, while Mr. Dunlap’s sister, Angela L. Muhleisen, owns or controls 35.9% of such stock. Mr. Dunlap serves as a director and president of F&M and as non-executive chairman of Union Bank. In 2003, Mr. Dunlap resigned as chief executive officer of Union Bank. Ms. Muhleisen serves as director and executive vice president of F&M and as a director, president, and chief executive officer of Union Bank. At February 17, 2006, Union Bank beneficially owned 16.8% of the Company’s common stock. F&M does not own 5% or more of the Company’s stock; however, the stock holdings of both Union Bank and F&M are deemed to be beneficially owned by both Mr. Dunlap and Ms. Muhleisen, respectively. At February 17, 2006, Mr. Dunlap beneficially owned 51.8% of the Company’s outstanding common stock and Ms. Muhleisen beneficially owned 37.3% of the Company’s outstanding common stock.

Transactions with Union Bank

Union Bank is a major source of student loan origination and sales volume for the Company. Pursuant to agreements effective January 1999 and amended February 2005, the Company agreed to purchase certain guaranteed student loans as well as origination rights in guaranteed student loans to be originated in the future, except for loans committed for sale to others. Union Bank will continue to originate student loans, and such guaranteed student loans not previously committed for sale to others are to be sold by Union Bank to the Company in the future. Union Bank also granted to the Company exclusive rights as marketing agent for student loans on behalf of Union Bank, and thus the Company is responsible for marketing expenses with respect to such student loans.

The Company pays Union Bank a purchase price equal to 100% of the outstanding principal balance and accrued and unpaid interest on the loans purchased pursuant to the agreement described in the preceding paragraph, and also reimburses Union Bank for origination fees required to be paid to the Department of Education, for origination costs, and any borrower incentive program costs offered. During 2005, the Company paid approximately $31.9 million plus the outstanding principal and accrued and unpaid interest of approximately $1.1 billion to Union Bank for the purchase of student loans. This agreement renews automatically for successive one-year terms unless both parties mutually agree to terminate it.

In 1999, the Company entered into a 360-day commitment with Union Bank to purchase its federally guaranteed student loans, in which Union Bank retained rights pursuant to the agreement discussed previously, at par. This purchase commitment has been renewed annually for successive terms after its inception and was amended in February 2005. The commitment has grown into an obligation to purchase an aggregate amount of up to $1.25 billion of student loans from Union Bank. This purchase commitment agreement is terminable by either party by the giving of notice of termination at least 90 days prior to the end of the then current 360-day term.

Pursuant to a June 2001 agreement, Union Bank, in its capacity as trustee for various grantor trusts, agreed to purchase from the Company up to $750 million of participation interests in student loans. In 2005, the Company retained a portion of the interest earned from the participated loans at a rate equal to the difference between the borrower’s interest rate on the loans and the 90-day commercial paper rate plus 22.5 basis points (this rate changed to 90-day commercial paper rate plus 20 basis points for participations up to and including $200 million and 90-day commercial paper rate plus 6 basis points for participations over $200 million pursuant to an amendment effective December 2005). However, the Company also must continue to pay the servicing costs with respect to such participated loans. The Company sold to Union Bank, as trustee, participation interests with balances of approximately $321.3 million as of December 31, 2005. The Company has the option to purchase the participation interests from these grantor trusts at the end of a 364-day term upon termination of the participation certificate. The agreement automatically renews for additional 364-day terms unless either party gives notice to terminate. The agreement is also terminable by either party upon five business days’ notice. This agreement provides beneficiaries of Union Bank’s grantor trusts with access to investments in interests in student loans, while providing liquidity to the Company on a short-term basis.

In April 2004, the Company acquired a 100% ownership interest in SLAAA Acquisition Corp. (“SLAAA”). SLAAA, as assignee, is party to an agreement in which Union Bank has committed to sell to SLAAA an aggregate of $300 million of student loans between April 2003 and April 2007, at a purchase price equal to 4% above par. The commitment of Union Bank to sell loans under this agreement terminated in January 2005.

The Company services loans for Union Bank, and, pursuant to a servicing agreement dated January 1, 1998, as amended, the Company charges a standard origination and servicing fee at a level substantially commensurate to those charged to the majority (in terms of volume of loans serviced) of the Company’s non-affiliated servicing clients. Union Bank paid the Company fees pursuant to this servicing agreement aggregating approximately $1.3 million in 2005. The servicing agreement is for a month-to-month term, subject to a removal fee based on the number of loans serviced. The Company may terminate the agreement in the event of a material uncured breach. Pursuant to the February 2005 amendment of agreements with Union Bank discussed previously, the Company began waiving fees charged under the servicing agreement on all loans as they are funded by and sold to the Company.

During 2005, the Company made rent payments to Union Bank of approximately $24,000. This sublease agreement was coterminous with a master lease between Union Bank and a non-affiliated landlord. In addition, in April 2000, Nelnet Capital, LLC, a subsidiary of Nelnet, Inc. (“Nelnet Capital”) leased office space and office amenities from Union Bank at the rate of $1,000 per month. This agreement terminated in April 2005.

The Company has obtained the right to acquire from Union Bank 100% of the participation interests in an unspecified volume of private loans which comply with the Company’s internal underwriting criteria (as modified from time to time). On these participations, the Company earns 100% of the borrower interest rate, less servicing costs thereon in an amount equal to 1% per annum of the aggregate average outstanding principal balances of such participations. The parties mutually agree upon the volume of such participations from time to time. In 2005, the Company did not purchase any participation interests in private loans pursuant to this agreement. The agreement is subject to termination upon 30 days’ notice by either party.

The Company has entered into an agreement to assist Union Bank in marketing and providing program operations related to the Nebraska College Savings Plan, or the College Savings Plan, a plan under Section 529 of the Internal Revenue Code. Union Bank has agreed to pay the Company fees in an amount equal to 50% of the net profits, if any, associated with Union Bank’s program management agreement with the College Savings Plan. Union Bank is entitled to a fee as program manager pursuant to its program management agreement with the College Savings Plan and is not entitled to other payments pursuant to that agreement. The Company has agreed to share 50% of the expenses relating to the program, up to a capped amount of $1.25 million over the life of the agreement, as well as 50% of mutually agreeable costs related to the program operations, if any, which exceed the aggregate of $1.25 million. In 2005, the Company received a net fee of approximately $1.8 million arising from this agreement. This consulting and services agreement terminates when Union Bank’s program manager agreement with the College Savings Plan terminates, in approximately six years.

Nelnet Capital serves as distributor on behalf of Union Bank for all advisor-sold accounts with the College Savings Plan. Nelnet Capital is entitled to approximately 10 basis points of plan assets pursuant to this agreement. Either party upon 30 days’ notice may terminate this agreement. Nelnet Capital also serves as distributor on behalf of Union Bank for the TD Waterhouse accounts within the College Savings Plan. This agreement terminates upon termination of the TD Waterhouse distribution agreement for the College Savings Plan. Nelnet Capital received payments aggregating approximately $168,000 from these agreements in 2005.

In March 2001, Nelnet Capital hired Adminisystems, Inc., a subsidiary of F&M, to perform certain administrative services in connection with the investment portfolios maintained by the College Savings Plan. The fees to be paid under this agreement equal 40% of the distribution fees that Nelnet Capital receives with respect to certain accounts placed with the College Savings Plan. Nelnet Capital paid Adminisystems, Inc. approximately $152,000 in 2005. Any party upon 60 days’ notice may terminate this agreement. In addition, the Company paid Adminisystems approximately $32,000 for other services provided in 2005.

The Company invests in student loan-backed investment securities from time to time by establishing several grantor trusts with Union Bank as trustee for Union Bank’s Short Term Federal Investment Trust. As a grantor, the Company places cash into the trust account, and Union Bank uses such cash to acquire interests in student loan-backed investment securities on the Company’s behalf. The Company earns the yield on the securities purchased by the trust and pays to Union Bank a trustee fee based on amounts invested and upon the type of investment asset being acquired in the trust account. The Company had approximately $109.1 million invested in these trusts or deposited at Union Bank in operating accounts, of which approximately $55.3 million is cash collected for customers, as of December 31, 2005. Union Bank has created similar Short Term Federal Investment Trusts with non-affiliated trust beneficiaries, and the fees and terms applicable to the trust agreements it has entered into with the Company are the same as the fees charged by Union Bank to the majority (in terms of assets) of non-affiliated persons. As trustee, Union Bank has agreed to return the Company’s funds invested in these trusts or assets held on the Company’s behalf in these trusts upon 30 days’ notice from the Company at any time and thus terminate the trusts. The Company utilizes these trust arrangements as a short-term investment facility. Interest income earned by the Company on the amounts invested in these trusts was $4.6 million in 2005.

The Company and Union Bank have an employee sharing arrangement with respect to a small group of employees. The arrangement requires each counter party receiving services from any such employee to pay for the share of the employee’s salary and payroll equal to the approximate percentage of such employee’s time devoted to such recipient. This agreement renews automatically for one-year terms unless the parties mutually agree not to renew. During 2005, Union Bank paid the Company a net amount of approximately $19,000 under this agreement.

Union Bank has issued two letters of credit for the benefit of the Company, each dated February 25, 2005, in the amount of $189,142 and $4,900, respectively. Union Bank charged no fee for providing these letters of credit.

The Company has retained Union Bank to administer certain 401(k) profit sharing plans pursuant to a series of agreements. The fees charged by Union Bank are commensurate with those Union Bank charges to other employee benefit customers. The Company paid Union Bank the sum of approximately $144,000 in fees for these plans in 2005. These agreements may be terminated upon 60 days’ notice from either party.

Union Bank permits Nelnet Capital to gain certain access to Union Bank customers by permitting marketing efforts in Union Bank facilities. Nelnet Capital paid Union Bank 90% of its gross commissions, after deducting trading and closing expenses, which was approximately $155,000 in 2005.

Nelnet Capital has an agreement with Union Bank to provide mortgage loan consulting services. Nelnet Capital received fees for these services of approximately $182,000 in 2005.

In October 2002, Nelnet Capital agreed to act as the principal underwriter for the Stratus Funds, Inc., or Stratus Funds, a group of mutual funds associated with Union Bank. Nelnet Capital did not receive any fees in 2005 pursuant to this agreement. This agreement has a one-year term that renews automatically, with the Stratus Funds’ prior approval, for successive one-year terms unless terminated by a vote of the majority of the Board of Directors, including a majority of disinterested directors, of the Stratus Funds or a majority of its shareholders. Nelnet Capital may also terminate this agreement on 60 days’ notice.

Transactions with Farmers & Merchants and Its Related Parties

The Company has provided to The First Marblehead Corporation, or First Marblehead, and each special purpose entity, or SPE, named in the agreement a guarantee of liabilities of First National Bank Northeast, or First National, pursuant to indemnity covenants given by First National to First Marblehead with respect to a sale of loans from First National to First Marblehead. Mr. Dunlap is a director of First National, and F&M owns, indirectly, approximately 25% of the outstanding capital stock of that financial institution. The Company’s liability under such guarantee is limited to an aggregate amount of $10 million, plus costs incurred by First Marblehead with respect to recovery efforts. In consideration for such guarantee, First Marblehead agreed to pay or cause a SPE to pay the Company the sum of 1% of the outstanding balance of private loans sold by First National to First Marblehead. This guarantee remains in effect until First Marblehead and the SPEs receive written notice from the Company to discontinue the guarantee or until all obligations of First National pursuant to its indemnity of First Marblehead are paid in full. The Company earned approximately $49,000 in 2005 from this agreement and has not paid out any sums pursuant to the indemnity covenants there under.

On October 1, 2001, the Company’s indirect subsidiary, Nelnet Private Student Loan Corporation-1, as purchaser, entered into a private loan purchase agreement with First National, as seller. The subsidiary purchases private loans from time to time from First National, at a purchase price equal to the outstanding principal and accrued and unpaid interest on any such loans purchased. The subsidiary purchased an aggregate of approximately $11.0 million of private loans from First National under this agreement in 2005.

In March 2006, Nelnet Academic Funding Solutions, LLC, also an indirect subsidiary of the Company, entered into an agreement to acquire participation interests in private loans from First National which comply with the purchaser’s criteria at a price equal to the outstanding principal balance and accrued interest of such loans. The term of this agreement is for 364 days.

Nelnet Capital has an agreement with F&M pursuant to which Nelnet Capital, for a fee equal to the amount received by F&M, assists with the performance of mortgage loan consulting services that F&M provides for a third-party bank. Nelnet Capital received fees of approximately $167,000 in 2005 from this agreement. This agreement terminates when the agreement between F&M and the third-party bank terminates.

In March 2000, F&M furnished a $1 million unsecured line of credit to Nelnet Capital with interest accruing at the prime rate. No monies have ever been drawn or advanced on this line. The initial term of this line of credit expired in March 2005.

Other Related Party Transactions

The Company provides a $1.0 million operating line of credit to Premiere Credit of North America, LLC (“Premiere”), an entity with 50% interest owned by the Company. As of December 31, 2005, Premiere owed the Company approximately $379,000 under this line of credit. This line of credit is automatically renewable for 1 year terms. In addition, Premiere provides the Company with certain collection services. During 2005, the Company incurred collection fee expenses of approximately $552,000 for these services. Cheryl E. Watson, Executive Director and Chief Communications Officer of the Company, and Matthew D. Hall, Executive Director and Chief Operating Officer of the Company’s Education Services Division, are managers of Premiere.

Nelnet Corporate Services, Inc., a wholly owned subsidiary of the Company (“NCS”), owns a 74.753% interest in an aircraft due to the frequent business travel needs of the Company’s executives and the limited availability of commercial flights in Lincoln, Nebraska, where the Company’s headquarters are located. Union Financial Services, Inc. (“UFS”), which is owned by Michael S. Dunlap and Stephen F. Butterfield, who is a Co-Chief Executive Officer and member of the Board of Directors of the Company, owns the remaining 25.247% interest in the same aircraft. The aircraft joint ownership agreement between NCS and UFS for this aircraft has a fixed term ending September 30, 2009, at which time UFS will have the right to require NCS to purchase UFS’s interest in the aircraft for an amount equal to UFS’s pro rata portion (determined on the basis of its ownership percentage) of the aircraft’s fair market value at that time. If the term of the joint ownership agreement is not extended by agreement of NCS and UFS, the aircraft must be sold and the net proceeds from the sale distributed to NCS and UFS in proportion to their ownership percentages. Under an aircraft maintenance agreement among NCS, UFS, and an unrelated aviation service company, a total of approximately $215,000 in management fees was paid to the service company in 2005, which amount was allocated to NCS and UFS based on their respective ownership percentages. The maintenance agreement also provides that NCS must pay for all flight operating expenses for each flight conducted on its behalf, with a corresponding obligation by UFS, and that both NCS and UFS must pay their pro-rata portion, based on actual use percentages, of the cost of maintaining the aircraft.

REPORT OF THE BOARD AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Committee”) is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s system of internal controls, the Company’s risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors, and the Company’s compliance with legal and regulatory requirements. The Committee has the sole authority and responsibility to select, determine the compensation of, evaluate, and, when appropriate, replace the Company’s independent auditors. The Committee is comprised of three independent directors and operates under a written charter adopted by the Board, a copy of which is available at www.nelnetinvestors.net. The Board has determined that each Committee member is independent under the standards of director independence established under the Company’s Corporate Governance Guidelines and the NYSE listing requirements and is also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Company’s internal control over financial reporting. The Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The Committee is not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles or as to auditor independence. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Committee held 11 meetings during 2005. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal auditors, and the Company’s independent auditors, KPMG LLP.

The Committee discussed with the Company’s internal auditors and KPMG LLP the overall scope and plans for their respective audits. The Committee met with the internal auditors and KPMG LLP, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Committee also met with senior management personnel.

The Committee reviewed and discussed the Company’s guidelines, policies, and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate. The Committee reviewed and discussed with management its reports on risk management. The Committee reviewed the scope of the internal audit plan and reviewed the results of completed internal audits. The Committee approved the 2005 budget for internal audit and the Committee reviewed and discussed the Committee’s charter, policies, and practices.

The Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2005 with management, the internal auditors, and KPMG LLP. The Committee reviewed and discussed the critical accounting policies as set forth in the Company’s Annual Report on Form 10-K. The Committee reviewed and discussed with management, the internal auditors, and KPMG LLP management’s annual report on the Company’s internal control over financial reporting and KPMG’s attestation report. The Committee also discussed with management, internal auditors, and KPMG LLP the process used to support certifications by the Company’s Co-Chief Executive Officers and Chief Financial Officer that are required by the Securities and Exchange Commission (the “SEC”) and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC and the processes used to support management’s annual report on the Company’s internal control over financial reporting.

The Committee also discussed with KPMG LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). This review included a discussion with management and KPMG LLP as to the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures within the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

KPMG LLP also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Company. The Committee discussed with KPMG LLP their independence from the Company. When considering KPMG’s independence, the Committee considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and the attestation of management’s report on internal control over financial reporting were compatible with maintaining their independence. The Committee also reviewed, among other things, the audit, audit-related, and tax services performed by, and the amount of fees paid for such services to KPMG LLP. The Committee received regular updates on the amount of fees and scope of audit, audit-related, and tax services provided.

Based on the Committee’s review and these meetings, discussions, and reports, and subject to the limitations on the Committee’s role and responsibilities referred to previously and in the Audit Committee Charter, the Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2005 be included in the Company’s 2005 Annual Report on Form 10-K for filing with the SEC.

The Committee has also selected KPMG LLP as the Company’s independent auditors for the year ending December 31, 2006 and is presenting the selection to the shareholders for ratification.

Respectfully submitted,

Brian J. O’Connor, Chairman
Thomas E. Henning
Michael D. Reardon

PROPOSAL 2 – APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee selects the Company’s independent auditor. This proposal is put before the shareholders because the Board believes that it is good corporate practice to seek shareholder ratification of the selection of the independent auditor. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.

The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of KPMG LLP as independent auditors for 2006.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to ratify the appointment of KPMG LLP. Unless marked to the contrary, proxies will be voted FOR the ratification of the appointment of KPMG LLP as independent auditors for 2006.

Representatives of KPMG LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.

Independent Accountant Fees and Services

Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2005 and 2004 are set forth below.

	2005	2004
Audit Fees	$874,328	$838,416
Audit-Related Fees	606,309	594,764
Tax Fees	327,777	376,659
Total	$1,808,414	$1,809,839

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company and subsidiary audits, the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the Securities and Exchange Commission.

Audit-Related fees were for assurance and other services related to service provider compliance reports, employee benefit plan audits, agreed-upon procedures, and consultations concerning financial accounting and reporting standards.

Tax fees were for services related to tax compliance and planning.

The Audit Committee’s pre-approval policy and procedures are outlined in its charter. The Audit Committee has the sole authority to appoint, retain, and terminate the Company’s independent auditor, which reports directly to the Audit Committee. The Audit Committee is directly responsible for the evaluation, compensation (including as to fees and terms), and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for the Company. All related fees and costs of the independent auditor, as determined by the Audit Committee, are paid promptly by the Company in accordance with its normal business practices. All auditing services and permitted non-audit services performed for the Company by the independent auditor, including the services described above, are pre-approved by the Audit Committee, subject to applicable laws, rules, and regulations. The Audit Committee may form and delegate to a subcommittee the authority to grant pre-approvals with respect to auditing services and permitted non-auditing services, provided that any such grant of pre-approval shall be reported to the full Audit Committee at its next meeting.

PROPOSAL 3 - APPROVAL OF EMPLOYEE STOCK PURCHASE LOAN PLAN

Background

The Board of Directors has approved the Nelnet, Inc. Employee Stock Purchase Loan Plan (the “Plan”) to allow the Company to make loans to employees that may be selected in the future for the purchase of shares of the Company’s Class A common stock either in the open market or directly from the Company. A total of $40,000,000 in loans may be made under the Plan, and a total of 1,000,000 shares of Class A common stock are reserved for issuance under the Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders by providing a means for selected employees of the Company and its subsidiaries and affiliates upon whose judgment, initiative, and efforts the continued success, growth, and development of the Company is dependent to increase their ownership of shares of Class A common stock.

The Company may select employees to receive stock purchase loans under the Plan from those who are expected to make a significant contribution to the Company’s future success but who do not have the financial resources to purchase meaningful amounts of Company stock. The purpose of the loans would be to allow such employees to become more vested in the Company’s success through stock ownership, and the Plan is intended to complement the Company’s existing Employee Share Purchase Plan and Restricted Stock Plan. In accordance with the Sarbanes-Oxley Act of 2002, loans will not be made to any employee who is an executive officer or member of the Board of Directors of the Company.

A stock purchase loan under the Plan may be non-recourse to an employee participant with respect to repayment of all or a portion of the principal amount of the loan. The repayment of such non-recourse component of a loan will be secured only by the stock purchased by the employee and satisfied upon any default only by the Company’s acquisition of that stock without any recourse to any other assets of the employee.

The Company is seeking shareholder approval of the Plan to permit the Company to be considered an eligible employee benefit plan lender under Regulation U of the Federal Reserve Board, which governs the extension of credit by persons other than securities broker-dealers to finance the purchase of publicly traded securities where the credit is collateralized by those securities, and to comply with applicable New York Stock Exchange rules.

Summary of the Plan

The following is a summary of the principal features of the Plan, a copy of which is attached to this proxy statement as Appendix A. In addition, the Company will furnish a copy of the Plan to any shareholder upon written request to the Company’s Corporate Secretary.

Total Loans Available and Shares Reserved for Issuance

The total amount of all stock purchase loans that may be extended by the Company to participants under the Plan cannot exceed $40,000,000. Subject to proportionate adjustment in the event of any stock split, stock dividend, or similar transaction, the total number of shares of Class A common stock reserved for issuance in connection with stock purchase loans under the Plan is 1,000,000. At March 31, 2006, the closing price of the Company’s Class A common stock as reported on the New York Stock Exchange was $41.65 per share.

Administration

The Plan will be administered by the Compensation Committee of the Board of Directors, or such other committee of the Board as may be designated by the Board, and such Committee will have full and final authority to make all decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan, in each case subject to and consistent with the provisions of the Plan. The Committee may impose on any stock purchase loan award, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines.

Eligibility and Participation

Any employee of the Company or a qualifying subsidiary or affiliate of the Company under the provisions of the Plan is eligible to be selected to participate in the Plan, except that in accordance with Section 402 of the Sarbanes-Oxley Act of 2002 no employee who is an executive officer of the Company or a member of the Board of Directors is eligible to participate in the Plan. The Company currently expects that the number of employees that may be selected to participate in the Plan will be limited to a relatively small number of key employees.

Stock Purchase Loan Awards

At such times as the Committee determines, the Committee may send a written notice of an award of a stock purchase loan to an eligible employee selected by the Committee to participate in the Plan.

Each participant who receives a stock purchase loan must use the proceeds from the loan to purchase shares of Class A common stock pursuant to the terms and conditions of a related stock purchase loan agreement under the Plan. The Committee will in its discretion determine with respect to each stock purchase loan agreement to be executed under the Plan whether the shares to be purchased by the participant under such stock purchase loan agreement are to be purchased from previously issued and outstanding shares in the open market through a broker at prevailing market prices at the time of purchase, subject to any conditions or restrictions on the timing, volume, or prices of purchases as determined by the Committee and set forth in the stock purchase loan agreement, or directly from the Company from authorized and unissued shares reserved for issuance under the Plan.

Any stock purchases effected by a broker in the open market must comply with all applicable laws, including all applicable provisions of the Securities Exchange Act of 1934, subject to any other conditions or restrictions on the timing, volume, or prices of purchases as determined by the Committee or the Company. Any stock purchases from the Company must be for the fair market value of such shares as determined by the Committee in good faith.

Unless otherwise determined by the Committee with respect to a particular loan, each loan may be non-recourse to the participant with respect to repayment of all or a portion of the principal amount, with the repayment of such principal amount to be secured by a pledge of the shares purchased by the participant pursuant to such loan. A participant will be required to deliver to the Company a properly executed stock pledge agreement in such form and with such terms and conditions as approved by the Committee.

The payment of interest on each loan will be subject to recourse to the participant. Each loan will bear interest at a reasonable rate of interest which is intended to reflect the Company’s cost of funds. Such rate may be based on LIBOR or the prime rate and may be adjusted from time to time pursuant to the terms of the related promissory note.

Each loan will be due and payable as provided in the provisions of the related promissory note. The term of a promissory note will not exceed a period of ten years. However, the Committee, in its discretion, may extend the term of a promissory note for up to a total of two years.

In addition to restrictions under the related stock pledge agreement, shares purchased pursuant to a loan may be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose in the stock purchase loan agreement or other agreements or documents executed in connection therewith. Such restrictions may lapse separately or in combination at such times, under such circumstances, and in such installments or otherwise, as the Committee may determine.

Except to the extent restricted under the stock purchase loan agreement or other agreements or documents executed in connection therewith, a participant who purchases shares under the Plan will have all of the rights of a shareholder with respect to the shares purchased under the Plan, including the right to vote the shares and the right to receive dividends thereon. Any cash dividends paid by the Company on shares pledged as security for repayment of a loan will be immediately applied to repay the loan.

Unless otherwise set forth by the Committee in a stock purchase loan agreement, an award will not be transferable by a participant except by will or the laws of descent and distribution (except pursuant to a written beneficiary designation in form and substance acceptable to the Committee). Except as otherwise provided in a stock purchase loan agreement or stock pledge agreement, a participant’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and may not be subject to claims of the participant’s creditors.

Amendments to the Plan

The Board of Directors may amend, suspend, or terminate the Plan or the Committee’s authority to grant awards under the Plan at any time and for any reason, and without the approval of the shareholders of the Company or participants, except that any such amendment will be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under any applicable law or regulation or under the rules of any stock exchange or market on which the shares of Class A common stock may then be listed or quoted. No such action may materially adversely affect the rights or obligations of a participant under an outstanding award or loan without the consent of the affected participant or holder or beneficiary thereof.

Effective Date and Termination Date of Plan

The Plan will become effective upon approval of the Plan by the Company’s shareholders. The Plan will terminate as to future awards or loans on the date which is ten years after the date on which the Plan becomes effective.

Principal Federal Income Tax Consequences

The principal United States federal income tax consequences to participants and the Company with respect to awards of stock purchase loans made to selected employees under the Plan are briefly summarized below. This summary is based on the Internal Revenue Code of 1986 and IRS regulations in effect as of the date of this proxy statement.

The federal income tax consequences with respect to shares purchased by a participant with the proceeds of a loan from the Company depend in part upon whether the shares will be considered under Section 83 of the Internal Revenue Code to have been transferred to the participant for tax purposes at the time of purchase or merely made the subject of the grant of an option to purchase the shares. IRS regulations under Section 83 of the Code indicate that a purchase of shares by an employee financed in substantial part by a non-recourse loan may be treated as either a transfer of the shares to the employee or the grant of a stock option, depending on certain factors. The factors which bear on the tax treatment include:

•	the extent to which the risk that the shares will decline in value has been transferred to the employee, and

•	the likelihood that the purchase price for the shares will be paid.

Transaction Treated as a Transfer of Shares

If the purchase is treated as a transfer of the shares to the participant at the time of the purchase, the participant will not realize any income for federal income tax purposes with respect to the purchase if the purchase price equals the fair market value of the shares. Participants may wish to make protective elections under Section 83(b) of the Code in order to avoid any subsequent compensation income upon the lapse of any forfeiture restrictions on the shares.

The purchaser’s holding period for the shares will commence upon the later of the date that title to the shares is acquired by the participant or the date when the shares are no longer subject to any forfeiture restrictions, and the participant’s basis in the shares will be the amount paid, including the principal balance of the promissory note. Interest paid by the participant will likely be considered to be investment interest expense, deductible to the extent of the participant’s investment income for the year. Investment interest that is not deductible in a year may be carried over and deducted in future years, subject to certain limitations.

If the shares decline in value before the promissory note is paid in full, and the participant forfeits or relinquishes the shares in satisfaction of the note, the participant should be considered to have sold the shares to the Company for the outstanding balance of the note and should have capital gain or loss depending on whether the note balance exceeds the participant’s basis in the transferred shares. The deduction of a capital loss in any year may be subject to limitations.

Transaction Treated as a Stock Option

If the initial loan and purchase is treated as the grant of a stock option, the participant will not realize any income for federal income tax purposes until such time as the participant is deemed to have exercised the option. This may occur when the participant repays a substantial portion of the loan and therefore bears the risk of a decline in the value of the shares purchased, or it becomes sufficiently likely that the remaining purchase price will be paid. Prior to that event, payments on the loan would be characterized as payment of additional premiums for the option and would be included in the basis of the shares when purchased, or treated as a capital loss to the participant if the option is not exercised and the shares are returned to the Company in payment of the debt. At such time as an exercise of the option and a transfer of the shares to the participant is deemed to have occurred, the participant will be subject to federal income tax, at ordinary income rates, on an amount equal to the excess of the then fair market value of the shares over (a) the purchase price paid plus (b) any amounts paid before the deemed exercise of the option denominated as interest under the loan to purchase such shares. The Company generally will be entitled to a federal income tax deduction in the same amount at the time the employee recognizes ordinary income.

After the shares are considered to have been issued pursuant to the exercise of the option, the Company generally will recognize interest income equal to interest payable on the loan and the participant may deduct the interest paid to the extent of the participant’s investment income for the year. Investment interest that is not deductible in a year may be carried over and deducted in future years, subject to certain limitations.

A participant’s basis in the shares for purposes of determining gain or loss upon a subsequent disposition of the shares generally will be the amount paid for the shares (including any interest paid treated as option premium payments) plus any ordinary income recognized by the participant with respect to the shares, and any gain or loss on a subsequent disposition of the shares will generally be taxable as a capital gain or loss.

Securities Registration

The Company plans to register under the Securities Act of 1933 the issuance of shares of stock under the Plan. Accordingly, participants will be able to sell shares issued under the Plan once such shares are released as collateral to repay the underlying loan and any other vesting and holding periods are satisfied, subject to other requirements of the Securities Act.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2005, information about compensation plans under which equity securities are authorized for issuance.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	0	$0	1,973,526
Equity compensation plans not approved by shareholders	0	$0	0
Total	0	$0	1,973,526	(1)

(1)	Includes 965,427, 62,642, and 945,457 shares of Class A Common Stock remaining available for future issuance under the Nelnet, Inc. Restricted Stock Plan, Nelnet, Inc. Directors Stock Compensation Plan, and Nelnet, Inc. Employee Share Purchase Plan, respectively.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the Plan, and unanimously recommends that the Company’s shareholders vote “FOR” approval of the Plan.

PROPOSAL 4 - AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK FROM 15,000,000 SHARES TO 60,000,000 SHARES TO ALLOW FOR FUTURE STOCK SPLITS

Background

The Company’s articles of incorporation currently provide that the Company has authority to issue a total of 615,000,000 shares of common stock, par value $0.01 per share. The common stock is divided into two classes consisting of 600,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock.

As of March 27, 2006, there were 40,412,941 shares of Class A common stock and 13,942,954 shares of Class B common stock issued and outstanding. The outstanding shares of Class A common stock are listed for trading on the New York Stock Exchange. The outstanding shares of Class B common stock, which differ from the shares of Class A common stock primarily in that the holders of Class B common stock are entitled to ten votes per share and holders of Class A common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, are beneficially owned by Michael S. Dunlap and Stephen F. Butterfield, the Co-CEOs of the Company and members of the Board of Directors.

Since the Company’s initial public offering of shares of Class A common stock in December 2003, the market trading price for shares of Class A common stock as reported on the New York Stock Exchange has increased from $21.00 per share to $41.65 per share as of March 31, 2006. Depending on market trading prices for shares of Class A common stock in the future and other factors that the Board of Directors may determine to be appropriate, such as the levels of liquidity and accessibility of the shares of Class A common stock to both institutional and individual shareholders, the Board of Directors may in the future wish to declare a stock split with respect to the shares of Class A common stock. However, the articles of incorporation provide that shares of Class A common stock may not be subdivided in any manner unless the shares of Class B common stock are subdivided in the same manner and proportion. Therefore, since the total authorized number of shares of Class B common stock is 15,000,000 shares and as of March 27, 2006 there are 13,942,954 shares of Class B common stock issued and outstanding, the Company cannot currently accomplish a significant stock split for the shares of Class A common stock.

Description of Proposed Amendment

The Board of Directors has approved an amendment to Section 4.1 of Article IV of the Company’s articles of incorporation to:

•	increase the number of shares of Class B common stock that the Company has authority to issue from 15,000,000 to 60,000,000; and

•	prohibit the issuance of additional shares of Class B common stock after May 25, 2006 without shareholder approval, except for shares of Class B common stock issued in connection with stock splits, stock dividends, and other similar distributions.

The complete text of the proposed amendment is included in the form of Articles of Amendment to the Company’s Second Amended and Restated Articles of Incorporation attached to this proxy statement as Appendix B. If the amendment is approved by the shareholders, the Articles of Amendment in substantially the same form as set forth in Appendix B will be filed with the Nebraska Secretary of State and become effective on the date of such filing.

Purpose and Effects of the Proposed Amendment

The purpose of the proposed amendment is to increase the total number of authorized shares of Class B common stock to allow the Board of Directors the flexibility to declare a future stock split, stock dividend, or similar distribution for shares of Class A common stock if the Board of Directors determines that such stock split, stock dividend, or similar distribution is in the best interests of the Company and its shareholders. Any future stock split, stock dividend, or similar distribution would need to be accomplished for shares of both Class A common stock and Class B common stock on a proportionate basis. The proposed amendment would prohibit any issuance of additional shares of Class B common stock after May 25, 2006 without shareholder approval, except for shares of Class B common stock issued in connection with stock splits, stock dividends, and other similar distributions. The proposed amendment would not change the number of authorized shares of Class A common stock or preferred stock.

The Board of Directors does not currently have any definite plans to declare a stock split, stock dividend, or similar distribution, but believes that it is desirable to have the flexibility to be able to do so in the future if the Board determines that such action would be in the best interests of the Company and its shareholders. The Company does not have any current plans, proposals, or arrangements, written or otherwise, to issue additional shares of Class A common stock or Class B common stock, except for the shares of Class A common stock contemplated for issuance under the Company’s existing Directors Stock Compensation Plan, Employee Share Purchase Plan, and Restricted Stock Plan, and the Employee Stock Purchase Loan Plan set forth as a separate proposal for shareholder approval in this proxy statement. Any future issuances of common stock will remain subject to separate shareholder approval if required under the Company’s articles of incorporation, Nebraska corporate law, and/or the New York Stock Exchange listing standards.

The additional number of shares of Class B common stock to be authorized under the proposed amendment would have the same rights and privileges as the currently authorized shares of Class B common stock. A description of both the Class A common stock and the Class B common stock is set forth immediately below.

Description of Class A Common Stock and Class B Common Stock

Voting Rights

Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share on all matters submitted to a vote of shareholders. Except as otherwise required by law, Class A common stock and

Class B common stock shall vote as a single class on all matters to be voted on by the shareholders. With the approval of a majority of the shares of Class B common stock, voting separately as a class, the Company may lower the number of votes per share that each share of Class B common stock shall be entitled to have.

Dividends

Holders of common stock are entitled to receive ratably dividends payable in cash, in stock, or otherwise, as and when declared by the Board of Directors out of assets legally available therefor, subject to any preferential rights of any outstanding preferred stock. The articles of incorporation provide that the Company has authority to issue 50,000,000 shares of preferred stock, par value $0.01 per share. The Board of Directors may fix the relative rights and preferences of each series of preferred stock in a resolution of the Board of Directors. No shares of preferred stock have been issued by the Company.

Conversion

Each share of Class B common stock is, at the option of the holder thereof, convertible into one share of Class A common stock at any time. Each share of Class B common stock shall automatically be converted into one share of Class A common stock, without any action by the Company or further action by the holder thereof, upon the transfer of such share, other than the following transfers:

•	to any other holder of Class B common stock or an affiliate of a holder of Class B common stock, which holder is a natural person or a “business organization,” as defined in the articles of incorporation;

•	to a spouse, sibling, parent, grandparent, or descendant, whether natural or adopted, of a holder of Class B common stock;

•	to a trust for the sole benefit of:

—	a holder of Class B common stock who is a natural person;

—	a spouse, sibling, parent, grandparent, or descendent, whether natural or adopted, of a holder of Class B common stock; and/or

—	a charitable foundation or other organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986;

•	by will to:

—	a spouse, sibling, parent, grandparent, or descendent, whether natural or adopted, of a holder of Class B common stock;

—	a charitable foundation or other organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986; or

—	to a trust as described above;

•	pursuant to the laws of descent and distribution to a spouse, sibling, parent, grandparent, or descendant, whether natural or adopted, of a holder of Class B common stock;

•	to any charitable foundation or other organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986; or

•	to the Company.

Notwithstanding the foregoing, Class B common stock shall automatically convert into Class A common stock upon any transfer pursuant to a divorce or separation agreement or order. For purposes of the above, the term “affiliate” means, with respect to any business organization, any natural person, or business organization that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such business organization.

In the event that at any time the shares of Class B common stock outstanding constitute less than 50% of the 14,023,454 shares of Class B common stock outstanding on December 10, 2003, the date of the final prospectus relating to the Company’s initial public offering, each remaining share of Class B common stock outstanding shall automatically be converted into one share of Class A common stock.

Other Rights and Restrictions

On liquidation, dissolution, or winding up of the Company, after payment in full of the amounts required to be paid to the holders of any outstanding preferred stock, all holders of common stock are entitled to receive ratably any assets available for distribution to holders of common stock after the payment of all of the Company’s debts and other liabilities. No shares of common stock have preemptive rights to purchase additional shares of common stock. The rights, preferences, and privileges of holders of common stock will be subject to and may be adversely affected by the rights of holders of any preferred stock that may be issued in the future.

The Company’s articles of incorporation provide that the number of authorized shares of Class A common stock or Class B common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative votes of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of any provision of the Nebraska Business Corporation Act, and no vote of the holders of the Class A common stock or the Class B common stock voting separately as a class shall be required therefore. The Nebraska Business Corporation Act provides for separate voting group entitlement in such situations. None of the Class A common stock or Class B common stock may be subdivided, consolidated, reclassified, or otherwise changed in any manner unless the other class is subdivided, consolidated, reclassified, or otherwise changed in the same manner and proportion.

The Company’s articles of incorporation provide that no shares of Class A common stock or Class B common stock have preemptive rights to purchase additional shares.

Interests of Directors and Executive Officers in the Proposed Amendment

As discussed above, all of the currently issued and outstanding shares of Class B common stock are beneficially owned by Michael S. Dunlap and Stephen F. Butterfield, the Co-CEOs of the Company and members of and nominees for re-election to the Board of Directors. Although the issuance of additional shares of Class B common stock to Messrs. Dunlap and Butterfield in any future stock split facilitated by the proposed amendment would increase the number of shares of Class B common stock held by Messrs. Dunlap and Butterfield, it would not increase their relative voting power since any stock split must be accomplished on a proportionate basis with the holders of Class A common stock, and Messrs. Dunlap and Butterfield would receive no extra or special benefits from a stock split not shared on a proportionate basis by all holders of Class A common stock and Class B common stock.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the proposed amendment, and unanimously recommends that the Company’s shareholders vote “FOR” approval of the proposed amendment to the Company’s articles of incorporation to increase the number of authorized shares of Class B common stock to allow for future stock splits.

OTHER SHAREHOLDER MATTERS

Householding

The Securities and Exchange Commission has approved a rule concerning the delivery of annual reports and proxy statements that permits a single set of these reports to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Shareholders that received a single copy of the annual report or proxy statement and wish to receive separate copies in the future may submit a written request to: Nelnet, Inc., 121 South 13th St., Suite 201, Lincoln, Nebraska 68508, Attention: Corporate Secretary. Shareholders who received separate copies of the annual report or proxy statement that wish to receive a single copy in the future may also contact us to request delivery of a single copy.

Other Business

On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the Annual Meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the Annual Meeting.

Shareholder Proposals for 2007 Annual Meeting

Shareholder proposals intended to be presented at the 2007 Annual Meeting of Shareholders, set for May 24, 2007, must be received at the Company’s offices at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, Attention: Corporate Secretary, on or before December 25, 2006, to be eligible for inclusion in the Company’s 2007 proxy materials. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the “Proxy Rules”). The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law, and other legal requirements and without seeking to have the proposal included in the Company’s Proxy Statement pursuant to the Proxy Rules. The Company’s By-Laws provide that the Secretary of the Company must receive any such proposal or nominations for the Company’s 2007 Annual Meeting by February 23, 2007 (90 days before the 2007 Annual Meeting date). The notice must contain the information required by the Company’s By-Laws. A proxy may confer discretionary authority to vote on any matter at a meeting if the Company does not receive notice of the matter within the time frame described above. A copy of the Company’s By-Laws is available at the Company’s Web site at www.nelnetinvestors.net under “Governance” – “Corporate Documents” or is available upon request to: Nelnet, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Chairman of the meeting may exclude matters that are not properly presented in accordance with these requirements.

MISCELLANEOUS

The information referred to under the captions “CORPORATE PERFORMANCE,” “REPORT OF THE BOARD COMPENSATION COMMITTEE,” and “REPORT OF THE BOARD AUDIT COMMITTEE” (to the extent permitted under the Securities Act of 1933 (the “1933 Act”)) (i) shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”), and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under the 1934 Act or the 1933 Act, shall not be deemed to be incorporated by reference in any such filing.

Appendix A

NELNET, INC.
EMPLOYEE STOCK PURCHASE LOAN PLAN

1.    Purpose.

The purpose of the Nelnet, Inc. Employee Stock Purchase Loan Plan is to advance the interests of Nelnet, Inc. and its shareholders by providing a means for selected employees of Nelnet, Inc. and its subsidiaries and affiliates upon whose judgment, initiative and efforts the continued success, growth and development of Nelnet, Inc. is dependent to increase their ownership of shares of Nelnet, Inc. Class A common stock.

2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

a.	“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of equity interests of such entity or at least 20% of the ownership interests in such entity.

b.	“Award” means an award of a stock purchase loan granted to an Eligible Employee under the Plan.

c.	“Board” means the Board of Directors of the Company.

d.	“Broker” means a single stock brokerage institution approved by the Board or the Committee.

e.	“Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan.

f.	“Company” means Nelnet, Inc., a Nebraska corporation, and any successor corporation.

g.	“Eligible Employee” means an employee of the Company, a Subsidiary or an Affiliate; provided, however, that in accordance with Section 402 of the Sarbanes-Oxley Act of 2002 no employee who is an “executive officer” of the Company, as such term is defined in Rule 3b-7 under the Exchange Act, or a member of the Board shall be eligible to participate in the Plan.

h.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto, and the rules and regulations promulgated thereunder.

i.	“Libor” means the London interbank offered rate for deposits in U.S. dollars with a certain maturity date, as published or quoted from time to time.

j.	“Loan” means an interest-bearing loan by the Company to a Participant for the purchase of Shares, as established by written loan documentation between the Participant and the Company, including a Stock Purchase Loan Agreement, one or more Promissory Notes and a Stock Pledge Agreement. The Company shall demand repayment of each Loan in accordance with the terms of the Related Stock Purchase Loan Agreement and Promissory Notes for such Loan.

k.	“Participant” means an Eligible Employee who is selected by the Committee, in its sole discretion, to receive an Award under the Plan and who has elected to participate in the Plan by executing and delivering a Stock Purchase Loan Agreement. In selecting an Eligible Employee to participate in the Plan, the Committee may take into account the nature of the services rendered by the individual, his or her present and potential contributions to the success of the Company, and such other factors as the Committee, in its sole discretion, may deem relevant.

l.	“Plan” means this Nelnet, Inc. Employee Stock Purchase Loan Plan, as it may be amended from time to time.

m.	“Prime Rate” means the average prime rate of interest per annum of the largest commercial banks as published by the Wall Street Journal from time to time.

n.	“Promissory Note” means a promissory note executed by a Participant in favor of the Company for the full amount of the purchase price of Shares purchased pursuant to a Stock Purchase Loan Agreement, including interest for the term of the Loan.

o.	“Shares” means shares of Class A common stock, $.01 par value per share, of the Company.

p.	“Stock Pledge Agreement” means a stock pledge agreement executed by a Participant in favor of the Company, whereby the Participant pledges the Participant’s Shares purchased under the Plan as security for repayment of the Loan.

q.	“Stock Purchase Loan Agreement” means a stock purchase loan agreement between a Participant and the Company, whereby the Participant agrees to borrow money from the Company to purchase Shares in accordance with the terms and provisions of the underlying Award as determined by the Committee.

r.	“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other entities in the chain.

3.    Administration.

a.	Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

i.	to select Eligible Employees to whom Awards may be granted;

ii.	to designate Affiliates;

iii.	to determine the number of Awards to be granted, the number of Shares to which an Award may relate, the amounts of Loans to be made pursuant to Awards, the terms and conditions of any Award (based in each case on such considerations as the Committee shall determine in its discretion), and all other matters to be determined in connection with an Award;

iv.	to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, exchanged, or surrendered;

v.	to prescribe the form of each Stock Purchase Loan Agreement, Promissory Note and Stock Pledge Agreement, which need not be identical for each Participant;

vi.	to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

vii.	to correct any defect or supply any omission or reconcile any inconsistency in the Plan or any other document or agreement hereunder and to construe and interpret the Plan and any Award, rules and regulations, any document agreement or other instrument hereunder, in the manner and to the extent the Committee deems desirable to carry out the administration of the Plan; and

viii.	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

b.	Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Employees, any person claiming any rights under the Plan from or through any Eligible Employee and shareholders of any of the foregoing. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan.

c.	Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the

Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.	Total Loans Available and Total Shares Reserved for Issuance.

a.	Total Loans Available. The total amount of all Loans that may be extended by the Company to Participants under the Plan shall not exceed $40,000,000. The Committee shall in its discretion determine with respect to each Stock Purchase Loan Agreement to be executed under the Plan whether the Shares to be purchased by the Participant under such Stock Purchase Loan Agreement shall be purchased (i) from previously issued and outstanding Shares in the open market through a Broker at prevailing market prices at the time of purchase, subject to any conditions or restrictions on the timing, volume or prices of purchases as determined by the Committee and set forth in the Stock Purchase Loan Agreement; or (ii) directly from the Company from authorized and unissued Shares reserved for issuance under the Plan pursuant to Section 4(b) hereof.

b.	Total Shares Reserved for Issuance. Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Stock Purchase Loan Agreements under the Plan shall be 1,000,000.

c.	Adjustments in Capitalization. In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees and Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of the number and kind of shares which may thereafter be issued under or otherwise subject to the Plan. In addition, the Committee is authorized to make appropriate and proportionate adjustments in the terms and conditions of any Award, agreement or document under the Plan in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles. The Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination in such matters shall be conclusive and binding on all persons for all purposes.

5.	Notices of Awards and Election to Participate.

a.	Notice of Award. At such times as the Committee shall determine, the Committee may send a written notice of an Award to an Eligible Employee selected by the Committee to participate in the Plan. Such notice shall set forth (i) the Loan amount that the Company will extend to such person and/or the number of Shares which may be purchased pursuant to the Award, and (ii) the other principal terms and conditions of the Award, the Loan and the purchase of Shares in connection therewith as determined by the Committee.

b.	Election to Participate. An Eligible Employee who has received a notice of an Award may elect to participate in the Plan by completing, executing and delivering to the Company a Stock Purchase Loan Agreement, one or more Promissory Notes and a Stock Pledge Agreement, in such forms and with such terms and conditions as determined by the Committee, and such other agreements or instruments as may be determined to be necessary or appropriate by the Committee for participation in the Plan. Participation in the Plan by an Eligible Employee selected by the Committee to participate in the Plan shall be voluntary, and such participation shall not be a condition of employment of the Eligible Employee.

6.	Specific Terms of Loans and Share Purchases.

a.	General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award, at the date of grant or thereafter (subject to Section 8(d) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. All Stock Purchase Loan Agreements, Promissory Notes, Stock Pledge Agreements and other agreements and documents executed in connection with the Plan shall be in a form approved by the Committee and shall contain such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole discretion; provided, however, that each such agreement or document shall be subject to the terms of the Plan.

b.	Non-Recourse Loans. Unless otherwise determined by the Committee with respect to a particular Loan, each Loan may be non-recourse to the Participant with respect to repayment of all or a portion of the principal amount, with the repayment of the principal amount to be secured by a pledge of the Shares purchased by the Participant pursuant to such Loan. The payment of interest on each Loan shall be subject to recourse to the Participant.

c.	Interest. Each Loan shall bear interest at a reasonable rate of interest which is intended to reflect the Company’s cost of funds. Such rate may be based on LIBOR or the Prime Rate and may be adjusted from time to time pursuant to the terms of the related Promissory Note.

d.	Term. Each Loan shall be due and payable as provided in the provisions of the related Promissory Note. The term of a Promissory Note shall not exceed a period of ten years; provided, however, that the Committee, in its discretion, may extend the term of a Promissory Note for up to a total of two years.

e.	Purchase of Shares with Loan Proceeds. Each Participant shall use the proceeds from a Loan to purchase Shares pursuant to the terms and conditions of the related Stock Purchase Loan Agreement, and proceeds from the Loan shall be disbursed directly to the Broker or the Company, as the case may be, for the purchase of Shares on behalf of the Participant. Any such purchases effected by a Broker in the open market shall comply with all applicable laws, including all applicable provisions of the Exchange Act, subject to any other conditions or restrictions on the timing, volume or prices of purchases as determined by the Committee or the Company. Any such purchases from the Company shall be for the fair market value of such Shares as determined by the Committee in good faith. Shares purchased by Participants under the Plan may be evidenced in such manner as the Committee shall determine. If certificates are used to evidence Shares purchased by a Participant under the Plan, the Company shall retain physical possession of the certificates in accordance with the terms and conditions of the related Stock Pledge Agreement.

f.	Pledge of Shares Purchased. As security for repayment of a Loan, a Participant shall effect a pledge of all Shares purchased by the Participant pursuant to the Loan by delivering to the Company a properly executed Stock Pledge Agreement in such form and with such terms and conditions as approved by the Committee.

g.	Restrictions on Shares. In addition to restrictions under the Stock Pledge Agreement, Shares purchased pursuant to a Loan may be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose in the Stock Purchase Loan Agreement or other agreements or documents executed in connection therewith, which restrictions may lapse separately or in combination at such times, under such circumstances, and in such installments or otherwise, as the Committee may determine.

h.	Rights of a Shareholder. Except to the extent restricted under the Stock Purchase Loan Agreement or other agreements or documents executed in connection therewith, a Participant who purchases Shares under the Plan shall have all of the rights of a shareholder with respect to the Shares purchased under the Plan including, without limitation, the right to vote the Shares and the right to receive dividends thereon.

i.	Dividends. Any cash dividends paid by the Company on Shares pledged as security for repayment of a Loan shall be immediately applied to repay the Loan.

7.	Other Provisions Applicable to Awards.

a.	Nontransferability. Unless otherwise set forth by the Committee in a Stock Purchase Loan Agreement, an Award shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a written beneficiary designation in form and substance acceptable to the Committee). Except as otherwise provided in a Stock Purchase Loan Agreement or Stock Pledge Agreement, a Participant’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Participant’s creditors.

b.	Noncompetition and Other Restrictions. The Committee may, by way of a Stock Purchase Loan Agreement or otherwise, establish such restrictions and/or limitations, if any, as it shall determine in its discretion with respect to any Award, provided that such restrictions and/or limitations are not inconsistent with the Plan. Such restrictions may include, without limitation, the requirement that the Participant not engage in competition with the Company or any Subsidiary or Affiliate.

c.	Provisions for Termination of Employment or Change of Control. The Committee may, by way of a Stock Purchase Loan Agreement or otherwise, establish such terms and conditions as it shall determine in its discretion with respect to the effect on any Award or Loan of the termination of employment of the Participant or the change of control, merger, sale of substantially all assets or similar transaction with respect to the Company.

8.	General Provisions.

a.	Compliance with Legal and Trading Requirements. The Plan, the granting of Awards by the Company, the making of Loans by the Company, the purchase of Shares by Participants pursuant to Loans, and the other obligations of the Company under the Plan and any Award, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the making of any Loan until completion of such stock exchange or market system listing or registration or qualification of the Shares to be purchased with such Loan or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as the Company may consider appropriate in connection with the purchase of Shares by the Participant in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Company shall not be required to make any Loan to a Participant if making such Loan would cause the Company to be in violation of any covenant or other similar provision in any indenture, loan agreement, or other agreement.

b.	No Right to Continued Employment. Neither the Plan, nor any document or agreement hereunder, shall be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s employment at any time, with or without cause.

c.	Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Loan, or any payroll or other payment to a Participant, amounts of withholding and other taxes that may be due in connection with any transaction involving a Loan or the purchase of Shares pursuant to such Loan, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Loan or related transaction. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable federal, state, local and foreign law.

d.	Amendments to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan at any time and for any reason, and without the approval or consent of the shareholders of the Company or Participants, except that any such amendment or alternation shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under any applicable law or regulation or under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that no such action shall materially adversely affect the rights or obligations of a Participant under an outstanding Award or Loan without the consent of the affected Participant or holder or beneficiary thereof. The Committee may waive any conditions or rights under, or amend or alter any terms of, an Award or Loan theretofore granted, prospectively or retrospectively; provided, however, that without the consent of a Participant, no amendment or alteration of any Award or Loan may materially adversely affect the rights of such Participant under such Award or Loan theretofore granted to such Participant.

e.	No Rights Until Agreements Executed; No Rights as Shareholders Until Shares Purchased. No Eligible Employee or any other person shall have any right or claim to participate in the Plan or have any other rights under the Plan or any Award unless and until such person is selected by the Committee to become a Participant in the Plan and such person executes and delivers to the Company, and the Company accepts from such person, a Stock Purchase Loan Agreement, one or more Promissory Notes and a Stock Pledge Agreement. There shall be no obligation on the part of the Company for the uniformity of treatment of Eligible Employees or Participants under the Plan. Nothing in the Plan or any document in connection therewith shall confer on any Eligible Employee or Participant any of the rights of a shareholder of the Company unless and until Shares are duly purchased by a Participant in accordance with the terms of a Stock Purchase Loan Agreement.

f.	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

g.	Not Compensation for Benefit Plans. No Award under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise.

h.	No Fractional Shares. Unless otherwise determined by the Committee, no fractional Shares shall be purchased by a Participant pursuant to the Plan or any Award. The Committee may determine in its discretion whether any fractional Shares which might otherwise result from the provisions of the Plan or any rights thereto shall be forfeited or otherwise eliminated.

i.	Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any agreement, document or other instrument hereunder shall be determined in accordance with the laws of the State of Nebraska, without giving effect to principles of conflict of laws thereof.

j.	Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed and deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

k.	No Trust or Fund Created. Neither the Plan nor any document or agreement hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, a Subsidiary or an Affiliate and an Eligible Employee, a Participant or any other person.

l.	Effective Date; Termination Date. The Plan was adopted by the Board on March 30, 2006 and shall be submitted to the shareholders of the Company for approval. The Plan shall become effective upon approval of the Plan by the shareholders of the Company. The Plan shall terminate as to future Awards or Loans on the date which is ten years after the date on which the Plan becomes effective.

m.	Titles and Headings. The titles and headings of the sections and subsections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Appendix B

ARTICLES OF AMENDMENT TO
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF NELNET, INC.

Pursuant to the provisions of the Nebraska Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation:

1.	The name of the corporation is Nelnet, Inc.

2.	The following amendment to the Second Amended and Restated Articles of Incorporation was adopted by the shareholders of the corporation in the manner prescribed by the Nebraska Business Corporation Act:

Section 4.1 of Article IV of the Second Amended and Restated Articles of Incorporation shall be amended to read in its entirety as follows:

“4.1 Total Number of Shares of Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 710,000,000 shares. The authorized capital stock is divided into (i) 50,000,000 shares of preferred stock, with par value of $0.01 per share (the ”Preferred Stock“); (ii) 600,000,000 shares of Class A Common Stock (the ”Class A Common Stock“), with par value of $0.01 per share; and (iii) 60,000,000 shares of Class B Common Stock (the ”Class B Common Stock“), with par value of $0.01 per share. The number of authorized shares of any of the Preferred Stock, Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative votes of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of any provision of the Nebraska Act now or hereafter in effect, and no vote of the holders of the Preferred Stock, the Class A Common Stock or the Class B Common Stock voting separately as a class shall be required therefor. None of the Class A Common Stock or Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed in any manner unless the other class is subdivided, consolidated, reclassified or otherwise changed in the same manner and proportion. Except for shares of Class B Common Stock issued in connection with stock splits, stock dividends and other similar distributions, the Corporation shall not issue additional shares of Class B Common Stock after May 25, 2006 unless approved by the affirmative votes of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of any provision of the Nebraska Act now or hereafter in effect, and no vote of the holders of the Preferred Stock, the Class A Common Stock or the Class B Common Stock voting separately as a class shall be required therefor.”

3.	The date that the amendment as set forth above was adopted was May 25, 2006.

4.	The number of shares of the corporation’s capital stock outstanding at the time of adoption of the above amendment was [ ] shares of Class A Common Stock and [ ] shares of Class B Common Stock; the number of votes entitled to be cast by the holders of shares of Class A Common Stock was [ ] and the number of votes entitled to be cast by the holders of shares of Class B Common Stock was [ ]; and the number of votes of each voting group indisputably represented at the meeting of shareholders held on May 25, 2006 to approve the amendment was [ ] with respect to the shares of Class A Common Stock and [ ] with respect to the shares of Class B Common Stock. The total number of undisputed votes cast for the amendment by each voting group was [ ] with respect to shares of Class A Common Stock and [ ] with respect to shares of Class B Common Stock. The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

Dated as of the 25th day of May, 2006.

NELNET, INC.

By:	Michael S. Dunlap, Co-Chief Executive Officer

B-1

THIS PROXY WILL BE VOTED AS DIRECTED, OR IN NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THIS PROXY AND FOR PROPOSALS 2, 3 AND 4.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	[ ]

1.    Election of Directors

Nominees:
01 James P Abel 02 Don R. Bouc 03 Stephen E. Butterfield 04 Michael S. Dunlap 05 Thomas E. Henning	06 Arturo R. Moreno 07 Brian J. O’Connor 08 Michael D. Reardon 09 James H. Van Horn	ITEM 2 – RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
FOR ALL [ ]	WITHHOLD AUTHORITY TO VOTE FOR ALL [ ]
ITEM 3 – APPROVAL OF EMPLOYEE STOCK PURCHASE LOAN
PLAN FOR COMPANY LOANS OF UP TO A TOTAL OF $40,000,000
TO SELECTED EMPLOYEES FOR THE PURCHASE OF SHARES
OF CLASS A COMMON STOCK EITHER IN THE OPEN MARKET OR
DIRECTLY FROM THE COMPANY, UNDER WHICH PLAN A TOTAL
OF 1,000,000 SHARES OF CLASS A COMMON STOCK ARE
RESERVED FOR ISSUANCE
			FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

For all, except withhold authority for the nominees you list below: (Write that nominee’s name in the space provided below.)
ITEM 4 – AMENDMENT TO ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS B
COMMON STOCK WHICH THE COMPANY MAY ISSUE FROM
15,000,000 SHARES TO 60,000,000 SHARES TO ALLOW FOR
FUTURE STOCK SPLITS
			FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

This proxy confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, Nelnet management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of Nelnet management.

Signature _____________________________________  Signature _______________________________  Date ______________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NELNET, INC.

The undersigned hereby appoints Michael S. Dunlap and Stephen F. Butterfield, and each of them, with power to act without the other and with power of substitution, as proxies and attorney-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Nelnet, Inc. Class A Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 25, 2006 at 8:30 a.m. Central Time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

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